As filed with the Securities and Exchange Commission on November 4, 2009

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

MasterCard Incorporated

(Exact Name of Registrant as Specified in Its Charter)

Delaware	13-4172551
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

2000 Purchase Street

Purchase, New York 10577

(914) 249-2000

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Noah J. Hanft, Esq.

General Counsel

MasterCard Incorporated

2000 Purchase Street

Purchase, New York 10577

Telephone: (914) 249-2000

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copy to:

Vincent Pagano, Jr., Esq.

Joshua Ford Bonnie, Esq.

Simpson Thacher & Bartlett LLP

425 Lexington Avenue

New York, New York 10017

(212) 455-2000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Amount To Be Registered (1)	Proposed Maximum Offering Price Per Security (1)	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee (2)
Debt Securities
Preferred Stock, par value $.0001 per share
Class A Common Stock, par value $.0001 per share

(1)	Omitted pursuant to General Instruction II.E. of Form S-3. An indeterminate aggregate initial offering price or number of securities of each identified class is being registered as may from time to time be offered at indeterminate prices.
(2)	In accordance with Rules 456(b) and 457(r) of the Securities Act of 1933, as amended, the Registrant is deferring payment of all of the registration fee. Registration fees will be paid subsequently on a pay as you go basis.

PROSPECTUS

MasterCard Incorporated

Debt Securities

Preferred Stock

Class A Common Stock

We may, from time to time, offer to sell these securities in one or more offerings. This prospectus describes some of the general terms and conditions that may apply to these securities. We will provide the specific terms and conditions of these securities in prospectus supplements to this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest.

We may offer and sell these securities to or through one or more underwriters, dealers and agents or directly to purchasers, on a continuous or delayed basis.

Our Class A common stock is listed on the New York Stock Exchange under the symbol “MA.”

Investing in our securities involves risks. You should consider the risk factors described in any accompanying prospectus supplement or any documents we incorporate by reference.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

This prospectus is dated November 4, 2009.

You should rely only on the information contained or incorporated by reference in this prospectus, in any accompanying prospectus supplement or in any free writing prospectus filed by us with the Securities and Exchange Commission, or the SEC. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should not assume that the information contained or incorporated by reference in this prospectus and any prospectus supplement or in any such free writing prospectus is accurate as of any date other than the respective dates thereof. Our business, financial condition, results of operations and prospects may have changed since those dates.

We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the SEC under the Securities Act of 1933, as amended, or the Securities Act, utilizing a “shelf” registration process. Under this shelf registration process, we may, from time to time, sell in one or more offerings any combination of our securities described in this prospectus.

This prospectus provides you with a general description of the securities that we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering, including the specific amounts, prices and terms of the securities offered. The prospectus supplement may also add, update or change information contained in this prospectus.

You should carefully read both this prospectus and any prospectus supplement together with additional information described below under the heading “Where You Can Find More Information.”

References in this prospectus to the “Company,” “MasterCard,” “we,” “us” and “our” refer to the MasterCard brand generally, and to the business conducted by MasterCard Incorporated and its consolidated subsidiaries, including our principal operating subsidiary, MasterCard International Incorporated (d/b/a MasterCard Worldwide), unless otherwise stated or the context otherwise requires. However, in the “Description of the Debt Securities” section of this prospectus, references to “we,” “us” and “our” are to MasterCard Incorporated (parent company only) and not to any of its subsidiaries.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The public may read and copy any materials filed with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Also, the SEC maintains an Internet web site that contains reports, proxy and information statements, and other information regarding issuers, including us, that file electronically with the SEC. The public can obtain any documents that we file electronically with the SEC at http://www.sec.gov. Our Class A common stock is traded on the New York Stock Exchange under the symbol “MA.” You may inspect the reports, proxy statements and other information concerning us at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

We also make available, free of charge, on or through our Internet web site (http://www.mastercard.com) our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, Proxy Statements on Schedule 14A and, if applicable, amendments to those reports filed or furnished pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Please note, however, that we have not incorporated any other information by reference from our Internet web site, other than the documents listed below under the heading “Incorporation by Reference.” In addition, you may request copies of these filings at no cost through our Office of the Corporate Secretary at MasterCard Incorporated, 2000 Purchase Street, Purchase, New York 10577, Attn: Noah J. Hanft; telephone: (914) 249-2000; facsimile: (914) 249-4262.

We have filed with the SEC a registration statement on Form S-3 relating to the securities covered by this prospectus. This prospectus is a part of the registration statement and does not contain all the information in the registration statement. Whenever a reference is made in this prospectus to a contract or other document of ours, the reference is only a summary and you should refer to the exhibits that are a part of the registration statement for a copy of the contract or other document. You may review a copy of the registration statement and the documents incorporated by reference herein at the SEC’s Public Reference Room in Washington, D.C., as well as through the SEC’s Internet web site listed above.

INCORPORATION BY REFERENCE

The SEC allows us to incorporate by reference information into this prospectus. This means that we can disclose important information to you by referring you to another document. Any information referred to in this way is considered part of this prospectus from the date we file that document. Any reports filed by us with the SEC after the date of this prospectus and before the date that the offering of the securities by means of this prospectus is terminated will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference in this prospectus.

We incorporate by reference in this prospectus the documents set forth below that have been previously filed with the SEC; provided, however, that we are not incorporating any documents or information deemed to have been furnished rather than filed in accordance with SEC rules:

•	our Annual Report on Form 10-K for the year ended December 31, 2008;

•	our Quarterly Reports on Form 10-Q for the periods ended March 31, 2009, June 30, 2009 and September 30, 2009;

•	our Definitive Proxy Statement on Schedule 14A filed on April 23, 2009;

•

our Current Reports on Form 8-K filed on January 2, 2009, January 5, 2009 (2 filings), January 6, 2009, February 6, 2009, February 20, 2009, April 7, 2009, June 9, 2009, June 19, 2009, July 2, 2009, July 31, 2009, August 14, 2009 and October 1, 2009 and our Current Report on Form 8-K/A filed on February 6, 2009;

•	Form 8-A filed on May 12, 2006, including any amendments or supplements thereto; and

•

any filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus and before the termination of any offerings pursuant to this prospectus.

To obtain copies of these filings, see “Where You Can Find More Information.”

FORWARD-LOOKING STATEMENTS

Certain statements in this prospectus, any prospectus supplement and the documents incorporated by reference herein, other than purely historical information, including estimates, projections, statements relating to our business plans, objectives and expected operating results, and the assumptions upon which those statements are based, are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act and Section 21E of the Exchange Act. These forward-looking statements generally are identified by the words “believe,” “expect,” “could,” “may,” “would”, “will” and similar expressions. These forward-looking statements relate to the Company’s future prospects, developments and business strategies and include, without limitation, the Company’s belief in its ability to drive growth by further penetrating its existing customer base and by expanding its role in targeted geographies and higher-growth segments of the global payments industry, enhancing its relationships with merchants, expanding points of acceptance for its brands, seeking to maintain unsurpassed acceptance and continuing to invest in its brands, pursuing incremental payment opportunities throughout the world, and increasing volumes and transactions over time. Many factors and uncertainties relating to our operations and business environment, all of which are difficult to predict and many of which are outside of our control, influence whether any forward-looking statements can or will be achieved. Any one of those factors could cause our actual results to differ materially from those expressed or implied in writing in any forward-looking statements made by MasterCard or on its behalf. We believe there are certain risk factors that are important to our business, and these could cause actual results to differ from our expectations.

A detailed discussion of these and other risks and uncertainties that could cause actual results and events to differ materially from such forward-looking statements is included in Part I, Item 1A of our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q in the section entitled “Risk Factors” and as may be included from time to time in our reports filed with the SEC.

We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

OUR COMPANY

MasterCard is a leading global payment solutions company that provides a variety of services in support of the credit, debit and related payment programs of over 24,000 financial institutions and other entities that are our customers. Through our three-tiered business model as franchisor, processor and advisor, we develop and market payment solutions, process payment transactions, and provide support services to our customers and, depending upon the service, to merchants and other clients. We manage a family of well-known, widely accepted payment card brands, including MasterCard ®, MasterCard Electronic™, Maestro ® and Cirrus ®, which we license to our customers. As part of managing these brands, we also establish and enforce rules and standards surrounding the use of our payment card network. We generate revenues from the fees that we charge our customers for providing transaction processing and other payment-related services and by assessing our customers based primarily on the dollar volume of activity on the cards that carry our brands. Cardholder and merchant relationships are managed principally by our customers. Accordingly, we do not issue cards, extend credit to cardholders, determine the interest rates (if applicable) or other fees charged to cardholders by issuers, or establish the merchant discount charged by acquirers in connection with the acceptance of cards that carry our brands.

We are a corporation incorporated under the laws of the State of Delaware. Our principal executive offices are located at 2000 Purchase Street, Purchase, New York 10577, and our main telephone number is (914) 249-2000.

RATIO OF EARNINGS TO FIXED CHARGES AND EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

The following table sets forth the historical ratio of our earnings to our fixed charges for the periods indicated.

	Nine Months Ended September 30, 2009	Year Ended December 31,
		2008	2007	2006	2005	2004
Ratio of earnings to fixed charges (1)	19.4	— (2)	28.0	5.5	6.5	5.4
Ratio of earnings to combined fixed charges and preferred stock dividends (1)	x	x	x	x	x	x

(1)	For purposes of calculating the ratio of earnings to fixed charges, earnings represents income before taxes and non-controlling interests plus fixed charges. Fixed charges include interest expense and the portion of rental expense deemed to be the equivalent of interest. As of the date of this prospectus, we have no preferred stock outstanding and accordingly, the ratio of earnings to combined fixed charges and preferred stock dividends is equal to the ratio of earnings to fixed charges and is not disclosed separately.
(2)	The ratio coverage was less than 1:1. MasterCard would have needed to generate additional earnings of $380,948 to achieve a coverage of 1:1 in 2008.

USE OF PROCEEDS

Except as otherwise set forth in the applicable prospectus supplement, we intend to use the net proceeds from sales of the securities for general corporate purposes, which may include, but is not limited to, funding for working capital, repayment of indebtedness, capital expenditures, repurchases of our capital stock and acquisitions.

DESCRIPTION OF DEBT SECURITIES

We have summarized below general terms and conditions of the debt securities that we will offer and sell pursuant to this prospectus. When we offer to sell a particular series of debt securities, we will describe the specific terms and conditions of the series in a prospectus supplement to this prospectus. We will also indicate in the applicable prospectus supplement whether the general terms and conditions described in this prospectus apply to the series of debt securities. In addition, the terms and conditions of the debt securities of a series may be different in one or more respects from the terms and conditions described below. If so, those differences will be described in the applicable prospectus supplement. We may, but need not, describe any additional or different terms and conditions of those debt securities in an annual report on Form 10-K, a quarterly report on Form 10-Q or a current report on Form 8-K filed with the SEC, the information in which would be incorporated by reference in this prospectus and that report will be identified in the applicable prospectus supplement.

We will issue the debt securities in one or more series, which will consist of either our senior debt or our subordinated debt, under an indenture between us and Deutsche Bank Trust Company Americas, as trustee. The debt securities of any series, whether senior or subordinated, may be issued as convertible debt securities or exchangeable debt securities. We may use different trustees for different series of debt securities issued under the indenture. The following summary of provisions of the indenture does not purport to be complete and is subject to, and qualified in its entirety by reference to, all of the provisions of the indenture, including definitions therein of certain terms. This summary may not contain all of the information that you may find useful. The terms and conditions of the debt securities of each series will be set forth in those debt securities and may also be set forth in an indenture supplemental to the indenture. For a comprehensive description of any series of debt securities being offered pursuant to this prospectus, you should read both this prospectus and the applicable prospectus supplement.

We have filed the indenture as an exhibit to the registration statement of which this prospectus forms a part. A form of each debt security, reflecting the specific terms and provisions of that series of debt securities, will be filed with the SEC in connection with each offering and will be incorporated by reference in the registration statement of which this prospectus forms a part. Copies of the indenture, any supplemental indenture and any form of debt security that has been filed may be obtained in the manner described under “Where You Can Find More Information.”

Capitalized terms used and not defined in this summary have the meanings specified in the indenture. For purposes of this section of this prospectus, references to “we,” “us” and “our” are to MasterCard Incorporated (parent company only) and not to any of its subsidiaries. References to the “applicable prospectus supplement” are to the prospectus supplement to this prospectus that describes the specific terms and conditions of a series of debt securities.

General

We may offer the debt securities from time to time in as many distinct series as we may determine. Our senior debt securities will be our senior unsecured obligations and will rank equally in right of payment with all of our senior unsecured indebtedness. If we issue subordinated debt securities, the terms of the subordination will be described in the applicable prospectus supplement. The indenture does not limit the amount of debt securities that we may issue under that indenture. We may, without the consent of the holders of the debt securities of any series, issue additional debt securities ranking equally with, and otherwise similar in all respects to, the debt securities of the series (except for the public offering price and the issue date) so that those additional debt securities will be consolidated and form a single series with the debt securities of the series previously offered and sold.

The debt securities of each series will be issued in fully registered form without interest coupons. We currently anticipate that the debt securities of each series offered and sold pursuant to this prospectus will be issued as global debt securities as described under “—Book-Entry; Delivery and Form; Global Securities” and will trade in book-entry form only.

Debt securities denominated in U.S. dollars will be issued in denominations of $2,000 and any integral multiple of $1,000 in excess thereof, unless otherwise specified in the applicable prospectus supplement. If the debt securities of a series are denominated in a foreign or composite currency, the applicable prospectus supplement will specify the denomination or denominations in which those debt securities will be issued.

Unless otherwise specified in the applicable prospectus supplement, we will repay the debt securities of each series at 100% of their principal amount, together with accrued and unpaid interest thereon at maturity, except if those debt securities have been previously redeemed or purchased and cancelled.

Unless otherwise specified in the applicable prospectus supplement, the debt securities of each series will not be listed on any securities exchange.

Provisions of Indenture

The indenture provides that debt securities may be issued under it from time to time in one or more series. For each series of debt securities, this prospectus and the applicable prospectus supplement will describe the following terms and conditions of that series of debt securities:

•	the title of the series;

•	the maximum aggregate principal amount, if any, established for debt securities of the series;

•

the person to whom any interest on a debt security of the series will be payable, if other than the person in whose name that debt security (or one or more predecessor debt securities) is registered at the close of business on the regular record date for that interest;

•	whether the debt securities rank as senior debt or subordinated debt and the terms of any subordination;

•	the date or dates on which the principal of any debt securities of the series will be payable or the method used to determine or extend those dates;

•

the rate or rates at which any debt securities of the series will bear interest, if any, the date or dates from which interest, if any, will accrue, the interest payment dates on which interest, if any, will be payable and the regular record date for interest, if any, payable on any interest payment date;

•	the place or places where the principal of and premium, if any, and interest on any debt securities of the series will be payable and the manner in which any payment may be made;

•

the period or periods within which, the price or prices at which and the terms and conditions upon which any debt securities of the series may be redeemed, in whole or in part, at our option and, if other than by a board resolution, the manner in which any election by us to redeem the debt securities will be evidenced;

•

our obligation or right, if any, to redeem or purchase any debt securities of the series pursuant to any sinking fund or at the option of the holder thereof and the period or periods within which, the price or prices at which and the terms and conditions upon which any debt securities of the series will be redeemed or purchased, in whole or in part, pursuant to that obligation;

•	if other than denominations of $2,000 and any integral multiple of $1,000 in excess thereof, the denominations in which any debt securities of the series will be issuable;

•

if the amount of principal of or premium, if any, or interest on any debt securities of the series may be determined with reference to a financial or economic measure or index or pursuant to a formula, the manner in which those amounts will be determined;

•

if other than U.S. dollars, the currency, currencies or currency units in which the principal of or premium, if any, or interest on any debt securities of the series will be payable and the manner of determining the equivalent thereof in U.S. dollars for any purpose;

•

if the principal of or premium, if any, or interest on any debt securities of the series is to be payable, at our election or the election of the holder thereof, in one or more currencies or currency units other than that or those in which those debt securities are stated to be payable, the currency, currencies or currency units in which the principal of or premium, if any, or interest on the debt securities as to which that election is made will be payable, the periods within which and the terms and conditions upon which that election is to be made and the amount so payable (or the manner in which that amount will be determined);

•

if other than the entire principal amount thereof, the portion of the principal amount of any debt securities of the series which will be payable upon declaration of acceleration of the maturity thereof pursuant to the indenture;

•

if the principal amount payable at the stated maturity of any debt securities of the series will not be determinable as of any one or more dates prior to the stated maturity, the amount which will be deemed to be the principal amount of those debt securities as of any date for any purpose, including the principal amount thereof which will be due and payable upon any maturity other than the stated maturity or which will be deemed to be outstanding as of any date prior to the stated maturity (or, in any case, the manner in which the amount deemed to be the principal amount will be determined);

•

if other than by a board resolution, the manner in which any election by us to defease any debt securities of the series pursuant to the indenture will be evidenced; whether any debt securities of the series other than debt securities denominated in U.S. dollars and bearing interest at a fixed rate are to be subject to the defeasance provisions of the indenture; or, in the case of debt securities denominated in U.S. dollars and bearing interest at a fixed rate, if applicable, that the debt securities of the series, in whole or any specified part, will not be defeasible pursuant to the indenture;

•

if applicable, that any debt securities of the series will be issuable in whole or in part in the form of one or more global securities and, in that case, the respective depositaries for those global securities and the form of any legend or legends which will be borne by any global securities, and any circumstances in which any global security may be exchanged in whole or in part for debt securities registered, and any transfer of a global security in whole or in part may be registered, in the name or names of persons other than the depositary for that global security or a nominee thereof and any other provisions governing exchanges or transfers of global securities;

•

any addition to, deletion from or change in the events of default applicable to any debt securities of the series and any change in the right of the trustee or the requisite holders of those debt securities to declare the principal amount thereof due and payable;

•	any addition to, deletion from or change in the covenants described in this prospectus applicable to debt securities of the series;

•

if the debt securities of the series are to be convertible into or exchangeable for cash and/or any securities or other property of any person (including us), the terms and conditions upon which those debt securities will be so convertible or exchangeable;

•

whether the debt securities of the series will be guaranteed by any persons and, if so, the identity of those persons, the terms and conditions upon which those debt securities will be guaranteed and, if applicable, the terms and conditions upon which those guarantees may be subordinated to other indebtedness of the respective guarantors;

•

whether the debt securities of the series will be secured by any collateral and, if so, the terms and conditions upon which those debt securities will be secured and, if applicable, upon which those liens may be subordinated to other liens securing other indebtedness of us or of any guarantor;

•	if other than Deutsche Bank Trust Company Americas is to act as trustee for the debt securities of such series, the name and corporate trust office of such trustee; and

•	any other terms of the debt securities of the series (which terms will not be inconsistent with the provisions of the indenture, except as permitted thereunder).

Interest and Interest Rates

General

In the applicable prospectus supplement, we will designate the debt securities of a series as being either debt securities bearing interest at a fixed rate of interest or debt securities bearing interest at a floating rate of interest. Each debt security will begin to accrue interest from the date on which it is originally issued. Interest on each debt security will be payable in arrears on the interest payment dates set forth in the applicable prospectus supplement and as otherwise described below and at maturity or, if earlier, the redemption date described below. Interest will be payable to the holder of record of the debt securities at the close of business on the record date for each interest payment date, which record dates will be specified in the applicable prospectus supplement.

As used in the indenture, the term “business day” means, with respect to debt securities of a series, any day, other than a Saturday or Sunday, that is not a day on which banking institutions are authorized or obligated by law or executive order to close in the place where the principal of and premium, if any, and interest on the debt securities of that series are payable.

Fixed Rate Debt Securities

If the debt securities of a series being offered will bear interest at a fixed rate of interest, the debt securities of that series will bear interest at the annual interest rate specified on the cover page of the applicable prospectus supplement. Interest on those debt securities will be payable semi-annually in arrears on the interest payment dates for those debt securities. If the maturity date, the redemption date or an interest payment date is not a business day, we will pay principal, premium, if any, the redemption price, if any, and interest on the next succeeding business day, and no interest will accrue from and after the relevant maturity date, redemption date or interest payment date to the date of that payment. Unless otherwise specified in the applicable prospectus supplement, interest on the fixed rate debt securities will be computed on the basis of a 360-day year of twelve 30-day months.

Floating Rate Debt Securities

If the debt securities of a series being offered will bear interest at a floating rate of interest, the debt securities of that series will bear interest during each relevant interest period at the rate determined as set forth in the applicable prospectus supplement. In the applicable prospectus supplement, we will indicate any spread or spread multiplier to be applied in the interest rate formula to determine the interest rate applicable in any interest period. The applicable prospectus supplement will identify the calculation agent for each series of floating rate debt securities, which will compute the interest accruing on the debt securities of the relevant series.

Payment and Transfer or Exchange

Principal of and premium, if any, and interest on the debt securities of each series will be payable, and the debt securities may be exchanged or transferred, at the office or agency maintained by us for that purpose (which initially will be the corporate trust office of the trustee). Payment of principal of and premium, if any, and interest on a global security registered in the name of or held by DTC or its nominee will be made in immediately available funds to DTC or its nominee, as the case may be, as the registered holder of that global security. If any of the debt securities are no longer represented by a global security, payment of interest on certificated debt securities in definitive form may, at our option, be made by check mailed directly to holders at their registered addresses. See “—Book-Entry; Delivery and Form; Global Securities.”

A holder may transfer or exchange any certificated debt securities in definitive form at the corporate trust office of the trustee. No service charge will be made for any registration of transfer or exchange of debt securities, but we may require payment of a sum sufficient to cover any transfer tax or other similar governmental charge payable in connection therewith.

We are not required to transfer or exchange any debt security selected for redemption for a period of 15 days before mailing of a notice of redemption of the debt security to be redeemed.

The registered holder of debt securities will be treated as the owner of those debt securities for all purposes.

All amounts in respect of principal of and premium, if any, or interest on the debt securities paid by us that remain unclaimed two years after that payment was due and payable will be repaid to us, and the holders of those debt securities will thereafter look solely to us for payment.

Covenants

The indenture sets forth limited covenants, including the covenant described below, that will apply to each series of debt securities issued under the indenture, unless otherwise specified in the applicable prospectus supplement. However, these covenants do not, among other things:

•	limit the amount of indebtedness or lease obligations that may be incurred by us or our subsidiaries;

•	limit our ability or that of our subsidiaries to issue, assume or guarantee debt secured by liens; or

•	restrict us from paying dividends or making distributions on our capital stock or purchasing or redeeming our capital stock.

Consolidation, Merger and Sale of Assets

The indenture provides that we may consolidate with or merge with or into any other person, and may sell, transfer, lease or convey all or substantially all of our properties and assets to another person, provided that the following conditions are satisfied:

•

we are the continuing entity, or the resulting, surviving or transferee person (the “Successor”) is a corporation, partnership, trust or other entity organized and validly existing under the laws of any domestic or foreign jurisdiction and the Successor (if not us) will expressly assume, by supplemental indenture, all of our obligations under the debt securities and the indenture and, for each security that by its terms provides for conversion, provide for the right to convert that security in accordance with its terms;

•	immediately after giving effect to that transaction, no default or event of default under the indenture has occurred and is continuing; and

•

if requested, the trustee receives from us, if requested, an officer’s certificate and an opinion of counsel that the merger, consolidation, transfer, sale, lease or conveyance and the supplemental indenture, as the case may be, complies with the applicable provisions of the indenture.

If we consolidate or merge with or into any other person or sell, transfer, lease or convey all or substantially all of our properties and assets in accordance with the indenture, the Successor will be substituted for us under the indenture, with the same effect as if it had been an original party to the indenture. As a result, the Successor may exercise our rights and powers under the indenture, and we will be released from all our liabilities and obligations under the indenture and the debt securities.

Any substitution of the Successor for us might be deemed for federal income tax purposes to be an exchange of the debt securities for “new” debt securities, resulting in recognition of gain or loss for those purposes and possibly certain other adverse tax consequences to beneficial owners of the debt securities. Holders should consult their own tax advisors regarding the tax consequences of any substitution.

For purposes of this covenant, “person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof or any other entity.

Events of Default

Each of the following events are defined in the indenture as an “event of default” (whatever the reason therefor and whether or not it will be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body) with respect to the debt securities of any series:

(1)	default in the payment of any installment of interest on any debt securities of that series for 30 days after becoming due;

(2)	default in the payment of principal of or premium, if any, on any debt securities of that series when it becomes due and payable at its stated maturity, upon optional redemption, upon declaration or otherwise;

(3)	default in the deposit of any sinking fund payment, when and as due by the terms of any debt securities of that series;

(4)	default in the performance, or breach, of any covenant or agreement of ours in the indenture with respect to the debt securities of that series (other than as referred to in clause (1), (2) or (3) above), which continues for a period of 90 days after written notice to us by the trustee or to us and the trustee by the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series;

(5)	we pursuant to or within the meaning of the Bankruptcy Law:

•	commence a voluntary case or proceeding;

•	consent to the entry of an order for relief against us in an involuntary case or proceeding;

•	consent to the appointment of a Custodian of us or for all or substantially all of our property;

•	make a general assignment for the benefit of our creditors;

•	file a petition in bankruptcy or answer or consent seeking reorganization or relief;

•	consent to the filing of a petition in bankruptcy or the appointment of or taking possession by a Custodian; or

•	take any comparable action under any foreign laws relating to insolvency;

(6)	a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

•	is for relief against us in an involuntary case, or adjudicates us insolvent or bankrupt;

•	appoints a Custodian of us or for all or substantially all of our property; or

•	orders the winding-up or liquidation of us (or any similar relief is granted under any foreign laws);

and the order or decree remains unstayed and in effect for 90 days; or

(7)	any other event of default provided with respect to debt securities of that series occurs as specified in a supplemental indenture.

“Bankruptcy Law” means Title 11, United States Code or any similar federal or state or foreign law for the relief of debtors.

“Custodian” means any custodian, receiver, trustee, assignee, liquidator or other similar official under any Bankruptcy Law.

If an event of default with respect to debt securities of any series (other than an event of default relating to certain events of bankruptcy, insolvency, or reorganization of us) occurs and is continuing, the trustee for that series by notice to us, or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series by notice to us and the trustee, may, and the trustee at the request of these holders will, declare the principal of and premium, if any, and accrued and unpaid interest on all the debt securities of that series to be due and payable. Upon a declaration of this type, that principal, premium and accrued and unpaid interest will be due and payable immediately. If an event of default relating to certain events of bankruptcy, insolvency or reorganization of us occurs and is continuing, the principal of and premium, if any, and accrued and unpaid interest on the debt securities of that series will become and be immediately due and payable without any declaration or other act on the part of the trustee of that series or any holders.

The holders of not less than a majority in aggregate principal amount of the outstanding debt securities of any series may rescind a declaration of acceleration and its consequences, if we have deposited certain sums with the trustee and all events of default with respect to the debt securities of that series, other than the non-payment of the principal or interest which have become due solely by that acceleration, have been cured or waived, as provided in the indenture.

An event of default for a particular series of debt securities does not necessarily constitute an event of default for any other series of debt securities issued under the indenture.

We are required to furnish the trustee annually a statement by certain of our officers to the effect that, to the best of their knowledge, we are not in default in the fulfillment of any of our obligations under the indenture or, if there has been a default in the fulfillment of any obligation of us, specifying each default.

No holder of any debt securities of any series will have any right to institute any judicial or other proceeding with respect to the indenture, or for the appointment of a receiver or trustee, or for any other remedy unless:

(1)	an event of default has occurred and is continuing and that holder has given the trustee prior written notice of that continuing event of default with respect to the debt securities of that series;

(2)	the holders of not less than 25% of the aggregate principal amount of the outstanding debt securities of that series have requested the trustee to institute proceedings in respect of that event of default;

(3)	the trustee has been offered indemnity reasonably satisfactory to it against its costs, expenses and liabilities in complying with that request;

(4)	the trustee has failed to institute proceedings 60 days after the receipt of that notice, request and offer of indemnity; and

(5)	no direction inconsistent with that written request has been given for 60 days by the holders of a majority in aggregate principal amount of the outstanding debt securities of that series.

The holders of a majority in aggregate principal amount of outstanding debt securities of a series will have the right, subject to certain limitations, to direct the time, method and place of conducting any proceeding for any remedy available to the trustee with respect to the debt securities of that series or exercising any trust or power conferred to the trustee, and to waive certain defaults. The indenture provides that if an event of default occurs and is continuing, the trustee will exercise those of its rights and powers under the indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of that person’s own affairs. Subject to those provisions, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any of the holders of the debt securities of a series unless they will have offered to the trustee security or indemnity satisfactory to the trustee against the costs, expenses and liabilities which might be incurred by it in compliance with that request.

Notwithstanding the foregoing, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of and premium, if any, and interest on that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of payment.

Modification and Waivers

Modification and amendments of the indenture and the debt securities of any series may be made by us and the trustee with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding debt securities of that series affected thereby; provided, however, that no modification or amendment may, without the consent of the holder of each outstanding debt security of that series affected thereby:

•	change the stated maturity of the principal of, or installment of interest on, any debt security;

•

reduce the principal amount of any debt security or reduce the amount of the principal of any debt security which would be due and payable upon a declaration of acceleration of the maturity thereof or reduce the rate of interest on any debt security;

•	reduce any premium payable on the redemption of any debt security or change the date on which any debt security may or must be redeemed;

•	change the coin or currency in which the principal of or premium, if any, or interest on any debt security is payable;

•

impair the right of any holder to institute suit for the enforcement of any payment on or after the stated maturity of any debt security (or, in the case of redemption, on or after the redemption date);

•	reduce the percentage in principal amount of the outstanding debt securities, the consent of whose holders is required in order to take certain actions;

•	reduce the requirements for quorum or voting by holders of debt securities in the indenture or the debt security;

•

modify any of the provisions in the indenture regarding the waiver of past defaults and the waiver of certain covenants by the holders of debt securities except to increase any percentage vote required or to provide that certain other provisions of the indenture cannot be modified or waived without the consent of the holder of each debt security affected thereby; or

•

make any change that adversely affects in any material respect the right to convert or exchange any debt security or decreases the conversion or exchange rate or increases the conversion price of any convertible or exchangeable debt security, unless that decrease or increase is permitted by the terms of the debt securities; or

•	modify any of the above provisions.

We and the trustee may, without the consent of any holders, modify or amend the terms of the indenture and the debt securities of any series with respect to the following:

•	to add to our covenants for the benefit of holders of the debt securities of all or any series or to surrender any right or power conferred upon us;

•

to evidence the succession of another person to, and the assumption by the successor of our covenants, agreements and obligations under, the indenture pursuant to the covenant described under “—Covenants—Consolidation, Merger and Sale of Assets”;

•	to add any additional events of default for the benefit of holders of the debt securities of all or any series;

•	to add one or more guarantees for the benefit of holders of the debt securities;

•	to secure the debt securities pursuant to the covenants of the indenture;

•	to add or appoint a successor or separate trustee or other agent;

•	to provide for the issuance of additional debt securities of any series;

•	to establish the form or terms of debt securities of any series as permitted by the indenture;

•	to comply with the rules of any applicable securities depository;

•	to provide for uncertificated debt securities in addition to or in place of certificated debt securities;

•

to add to, change or eliminate any of the provisions of the indenture in respect of one or more series of debt securities; provided that any such addition, change or elimination (a) shall neither (1) apply to any debt security of any series created prior to the execution of that supplemental indenture and entitled to the benefit of that provision nor (2) modify the rights of the holder of any debt security with respect to that provision or (b) shall become effective only when there is no debt security described in clause (1) outstanding;

•	to comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act of 1939, as amended;

•

to conform any provision of the indenture, any supplemental indenture, one or more series of debt securities or any related guarantees or security documents to the description of such securities contained in our prospectus, prospectus supplement, offering memorandum or similar document with respect to the offering of the securities of such series to the extent that such description was intended to be a verbatim recitation of a provision in the indenture, such securities or any related guarantees or security documents;

•	to cure any ambiguity, omission, defect or inconsistency; or

•	to change any other provision; provided that the change does not adversely affect the interests of the holders of debt securities of any series in any material respect.

The holders of at least a majority in aggregate principal amount of the outstanding debt securities of any series may, on behalf of the holders of all debt securities of that series, waive compliance with certain restrictive provisions of the indenture. The holders of not less than a majority in aggregate principal amount of the outstanding debt securities of a series may, on behalf of the holders of all debt securities of that series, waive any past default and its consequences under the indenture with respect to the debt securities of that series, except a default (1) in the payment of principal of or premium, if any, or interest on debt securities of that series or (2) in respect of a covenant or provision of the indenture that cannot be modified or amended without the consent of the holder of each debt security of that series. Upon any waiver, that default will cease to exist, and any event of default arising therefrom will be deemed to have been cured, for every purpose of the indenture; however, no waiver will extend to any subsequent or other default or event of default or impair any rights consequent thereon.

Discharge, Defeasance and Covenant Defeasance

We may discharge certain obligations to holders of the debt securities of a series that have not already been delivered to the trustee for cancellation and that either have become due and payable or will become due and payable within one year (or scheduled for redemption within one year) by depositing with the trustee, in trust, funds in U.S. dollars in an amount sufficient to pay the entire indebtedness including the principal and premium, if any, and interest to the date of deposit (if the debt securities have become due and payable) or to the maturity thereof or the redemption date of the debt securities of that series, as the case may be. We may direct the trustee to invest those funds in U.S. Treasury securities with a maturity of one year or less or in a money market fund that invests solely in short-term U.S. Treasury securities.

The indenture provides that we may elect either (1) to defease and be discharged from any and all obligations with respect to the debt securities of a series (except for, among other things, obligations to register the transfer or exchange of the debt securities, to replace temporary or mutilated, destroyed, lost or stolen debt securities, to maintain an office or agency with respect to the debt securities and to hold moneys for payment in trust) (“legal defeasance”) or (2) to be released from our obligations to comply with the restrictive covenants under the indenture, and any omission to comply with those obligations will not constitute a default or an event of default with respect to the debt securities of a series and clauses (4) and (7) under “—Events of Default” will no longer be applied (“covenant defeasance”). Legal defeasance or covenant defeasance, as the case may be, will be conditioned upon, among other things, the irrevocable deposit by us with the trustee, in trust, of an amount in U.S. dollars, or U.S. government obligations, or both, applicable to the debt securities of that series which through the scheduled payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal of and premium, if any, and interest on the debt securities on the scheduled due dates therefor.

If we effect covenant defeasance with respect to the debt securities of any series, the amount in U.S. dollars, or U.S. government obligations, or both, on deposit with the trustee will be sufficient, in the opinion of a nationally recognized firm of independent accountants, to pay amounts due on the debt securities of that series at the time of the stated maturity but may not be sufficient to pay amounts due on the debt securities of that series at the time of the acceleration resulting from that event of default. However, we would remain liable to make payment of amounts due at the time of acceleration.

We will be required to deliver to the trustee an opinion of counsel that the deposit and related defeasance will not cause the holders and beneficial owners of the debt securities of that series to recognize income, gain or loss for federal income tax purposes. If we elect legal defeasance, that opinion of counsel must be based upon a ruling from the U.S. Internal Revenue Service or a change in law to that effect.

We may exercise our legal defeasance option notwithstanding our prior exercise of our covenant defeasance option.

Same-Day Settlement and Payment

Unless otherwise provided in the applicable prospectus supplement, the debt securities will trade in the same-day funds settlement system of DTC until maturity or until we issue the debt securities in certificated form. DTC will therefore require secondary market trading activity in the debt securities to settle in immediately available funds. We can give no assurance as to the effect, if any, of settlement in immediately available funds on trading activity in the debt securities.

Book-Entry; Delivery and Form; Global Securities

Unless otherwise specified in the applicable prospectus supplement, the debt securities of each series will be issued in the form of one or more global debt securities, in definitive, fully registered form without interest coupons, each of which we refer to as a “global security.” Each global security will be deposited with the trustee as custodian for DTC and registered in the name of a nominee of DTC in New York, New York for the accounts of participants in DTC.

Investors may hold their interests in a global security directly through DTC if they are DTC participants, or indirectly through organizations that are DTC participants. Except in the limited circumstances described below, holders of debt securities represented by interests in a global security will not be entitled to receive their debt securities in fully registered certificated form.

DTC has advised us as follows: DTC is a limited-purpose trust company organized under New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities of institutions that have accounts with DTC (“participants”) and to facilitate the clearance and settlement of securities transactions among its participants in those securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. DTC’s participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Access to DTC’s book-entry system is also available to others, such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a participant, whether directly or indirectly.

Ownership of Beneficial Interests

Upon the issuance of each global security, DTC will credit, on its book-entry registration and transfer system, the respective principal amount of the individual beneficial interests represented by the global security to the accounts of participants. Ownership of beneficial interests in each global security will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests in each global security will be shown on, and the transfer of those ownership interests will be effected only through, records maintained by DTC (with respect to participants’ interests) and those participants (with respect to the owners of beneficial interests in the global security other than participants).

So long as DTC or its nominee is the registered holder and owner of a global security, DTC or that nominee, as the case may be, will be considered the sole legal owner of the debt security represented by the global security for all purposes under the indenture, the debt securities and applicable law. Except as set forth below, owners of beneficial interests in a global security will not be entitled to receive certificated debt securities and will not be considered to be the owners or holders of any debt securities represented by the global security. We understand that under existing industry practice, in the event an owner of a beneficial interest in a global security desires to take any actions that DTC, as the holder of the global security, is entitled to take, DTC would authorize the participants to take that action, and that participants would authorize beneficial owners owning through those participants to take that action or would otherwise act upon the instructions of beneficial owners owning through them. No beneficial owner of an interest in a global security will be able to transfer that interest except in accordance with DTC’s applicable procedures, in addition to those provided for under the indenture. Because DTC can only act on behalf of participants, who in turn act on behalf of others, the ability of a person having a beneficial interest in a global security to pledge that interest to persons that do not participate in the DTC system, or otherwise to take actions in respect of that interest, may be impaired by the lack of a physical certificate representing that interest.

All payments on the debt securities represented by a global security registered in the name of and held by DTC or its nominee will be made to DTC or its nominee, as the case may be, as the registered owner and holder of the global security.

We expect that DTC or its nominee, upon receipt of any payment of principal or premium, if any, or interest in respect of a global security, will credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global security as shown on the records of DTC or its nominee. We also expect that payments by participants to owners of beneficial interests in the global security held through those participants will be governed by standing instructions and customary practices as is now the case with securities held for accounts for customers registered in the names of nominees for those customers. These payments, however, will be the responsibility of those participants and indirect participants, and none of we, the trustee or any paying agent will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in any global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests or for any other aspect of the relationship between DTC and its participants or the relationship between those participants and the owners of beneficial interests in a global security.

Unless and until it is exchanged in whole or in part for certificated debt securities, each global security may not be transferred except as a whole by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC. Transfers between participants in DTC will be effected in the ordinary way in accordance with DTC rules and will be settled in same-day funds.

We expect that DTC will take any action permitted to be taken by a holder of debt securities only at the direction of one or more participants to whose account the DTC interests in a global security are credited and only in respect of that portion of the aggregate principal amount of the debt securities as to which that participant or participants has or have given that direction. However, if there is an event of default under the debt securities, DTC will exchange each global security for certificated debt securities, which it will distribute to its participants.

Although we expect that DTC will agree to the foregoing procedures in order to facilitate transfers of interests in each global security among participants of DTC, DTC is under no obligation to perform or continue to perform those procedures, and those procedures may be discontinued at any time. Neither we nor the trustee will have any responsibility for the performance or nonperformance by DTC or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

The indenture provides that the global securities will be exchanged for debt securities in certificated form of like tenor and of an equal principal amount, in authorized denominations in the following limited circumstances:

(1)	DTC notifies us that it is unwilling or unable to continue as depository or if DTC ceases to be eligible under the indenture and we do not appoint a successor depository within 90 days;

(2)	we determine that the debt securities will no longer be represented by global securities and execute and deliver to the trustee an order to that effect; or

(3)	an event of default with respect to the debt securities has occurred and is continuing.

These certificated debt securities will be registered in the name or names as DTC instructs the trustee. It is expected that those instructions may be based upon directions received by DTC from participants with respect to ownership of beneficial interests in global securities.

The information in this section of this prospectus concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be reliable.

Euroclear and Clearstream

If the depositary for a global security is DTC, you may hold interests in the global security through Clearstream Banking, société anonyme, which we refer to as “Clearstream,” or Euroclear Bank SA/ NV, as operator of the Euroclear System, which we refer to as “Euroclear,” in each case, as a participant in DTC. Euroclear and Clearstream will hold interests, in each case, on behalf of their participants through customers’ securities accounts in the names of Euroclear and Clearstream on the books of their respective depositaries, which in turn will hold those interests in customers’ securities in the depositaries’ names on DTC’s books.

Payments, deliveries, transfers, exchanges, notices and other matters relating to the debt securities made through Euroclear or Clearstream must comply with the rules and procedures of those systems. Those systems could change their rules and procedures at any time. We have no control over those systems or their participants, and we take no responsibility for their activities. Transactions between participants in Euroclear or Clearstream, on one hand, and other participants in DTC, on the other hand, would also be subject to DTC’s rules and procedures.

Investors will be able to make and receive through Euroclear and Clearstream payments, deliveries, transfers, exchanges, notices and other transactions involving any securities held through those systems only on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.

In addition, because of time-zone differences, U.S. investors who hold their interests in the debt securities through these systems and wish on a particular day, to transfer their interests, or to receive or make a payment or delivery or exercise any other right with respect to their interests, may find that the transaction will not be effected until the next business day in Luxembourg or Brussels, as applicable. Thus, investors who wish to exercise rights that expire on a particular day may need to act before the expiration date. In addition, investors who hold their interests through both DTC and Euroclear or Clearstream may need to make special arrangements to finance any purchase or sales of their interests between the U.S. and European clearing systems, and those transactions may settle later than transactions within one clearing system.

Governing Law

The indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

Regarding the Trustee

Deutsche Bank Trust Company Americas is the trustee under the indenture. As of the date of this prospectus, the corporate trust office of the trustee is located at 60 Wall Street, MSNYC 60-2710, New York, New York 10005.

The trustee is permitted to engage in transactions, including commercial banking and other transactions, with us and our subsidiaries from time to time; provided that if the trustee acquires any conflicting interest it must eliminate that conflict upon the occurrence of an event of default, or else resign.

DESCRIPTION OF CAPITAL STOCK

The following description of our capital stock is a summary and is qualified in its entirety by reference to our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws, which are incorporated by reference as exhibits to the registration statement of which this prospectus forms a part, and by applicable law. We are not offering any shares of Class B or Class M common stock pursuant to this prospectus.

Authorized Capitalization

Our authorized capital stock consists of 3,000,000,000 shares of Class A common stock, par value $.0001 per share, 1,200,000,000 shares of Class B common stock, par value $.0001 per share, 1,000,000 shares of Class M common stock, par value $.0001 per share, and 300,000,000 shares of preferred stock, par value $.0001 per share.

Common Stock

Voting Rights. Each share of Class A common stock entitles its holder to one vote per share.

Except as may be required by Delaware law, holders of Class B and Class M common stock are not entitled to vote and have no voting power. Notwithstanding the foregoing, in addition to any other vote required by law, the following items require the affirmative vote of a majority of the votes cast thereon by the holders of the Class M common stock, voting separately as a class:

•

the sale, lease or exchange of all or substantially all of the assets of MasterCard or any of its subsidiaries which, in each case, requires stockholder approval under the General Corporation Law of the State of Delaware or any sale, lease or exchange of all or substantially all of the assets of MasterCard International;

•

the consummation of any merger or consolidation of MasterCard (a) with any other corporation or entity prior to the date which is twenty years and eleven months following May 31, 2006, the date of the consummation of the initial public offering of our Class A common stock (the “IPO”) or (b) with (i) any competitor of MasterCard, (ii) any of our members or (iii) any financial institution that is eligible to become a member;

•

any amendment or modification of the amended and restated certificate of incorporation to authorize the issuance of capital stock other than Class A common stock, Class B common stock, Class M common stock or preferred stock prior to the date which is twenty years and eleven months following the date of the consummation of the IPO;

•	for us to cease to engage in the business of providing core network authorization, clearing and settlement services for branded payment card transactions;

•

any alteration, amendment or repeal of any provision of the amended and restated certificate of incorporation that would have the effect of permitting (1) any person to beneficially own (a) shares of Class A common stock representing more than 15% of the aggregate outstanding shares or voting power of Class A common stock, (b) shares of any other class or series of our stock entitled to vote generally in the election of directors (which, for the avoidance of doubt, shall not include Class M common stock) (“other voting stock”) representing more than 15% of the aggregate outstanding shares or voting power of such class or series, or (c) shares of Class A common stock and/or other voting stock representing more than 15% of the aggregate voting power of all our then outstanding shares of stock entitled to vote at an election of directors, voting as a single class, or (2) any member, former member or person that is an operator, member or licensee of any competing general purpose payment card system, or any affiliate of any such person, to beneficially own any shares of Class A common stock or any other class or series of other voting stock in violation of the limitations on beneficial ownership described below under “—Beneficial Ownership Limitations”;

•

any alteration, amendment, or repeal of the requirement in our amended and restated certificate of incorporation that our board be comprised of three to fifteen directors, of which up to three directors (but not more than one-quarter of all directors) shall be elected by the holders of Class M common stock or of certain director qualifications or the voting requirement for removal of Class M directors without cause or of any provision in the bylaws that is to the same effect;

•

any alteration, amendment, or repeal of the provisions of our certificate of incorporation governing the director qualifications and geographic diversity of our directors or of any provision in the bylaws that is to the same effect; and

•

any alteration, amendment, or repeal of any of the above listed approval rights of the Class M common stock or of the global proxy calculation used to determine the number of votes to which each holder of Class M common stock is entitled, or of any provision in the bylaws that is to the same effect.

In addition, the holders of the Class M common stock also have the right to elect up to three of our directors, provided that the total number of Class M directors shall not exceed one-quarter of the total number of directors that will be in office immediately following such election. The holders of Class M common stock, collectively, have the right to cast 1,000 votes in any vote of the holders of that class. Each holder of Class M common stock is entitled to the number of votes that is equal to the product of 1,000 multiplied by the holder’s global proxy calculation, which is a fraction that is determined annually by a formula based on the relative level of revenues and transaction volume we generate from such holder. The sum of the global proxy calculations for all the holders of Class M common stock is one.

Dividend Rights. Our Class A common stock and Class B common stock share equally (on a per share basis) in any dividend declared by our board of directors, subject to any preferential or other rights of any outstanding preferred stock and to the distinction that any stock dividends will be paid in shares of Class A common stock to the holders of our Class A common stock and in shares of Class B common stock to the holders of our Class B common stock.

Holders of Class M common stock are not entitled to receive dividends.

Liquidation Rights. Upon liquidation, dissolution or winding up, our Class A common stock and Class B common stock will be entitled to receive ratably the assets available for distribution to the stockholders after payment of liabilities and payment of preferential and other amounts, if any, payable on any outstanding preferred stock.

Holders of Class M common stock will not be entitled to receive any assets upon a liquidation, dissolution or winding up.

Conversion Right of Class B Common Stock. Subject to the provisions of our amended and restated certificate of incorporation that prohibit our members and former members, and any person that is an operator, member or licensee of any competing general purpose payment card system, and any affiliate of any such person, from beneficially owning any share of Class A common stock or of any other class of our stock with general voting power, and subject to any conditions that we may determine in our sole discretion to impose (including, without limitation, any requirements we may impose to facilitate the orderly entry of converted shares of Class A common stock into the public trading market), commencing on the fourth anniversary of the IPO, each share of Class B common stock will be convertible, at the holder’s option, into a share of Class A common stock on a one-for-one basis. Additionally, if at any time when shares of Class M common stock remain outstanding, the number of shares of Class B common stock outstanding is less than 41% of the aggregate number of shares of Class A common stock and Class B common stock outstanding, Class B stockholders will in certain circumstances be permitted to acquire an aggregate number of shares of Class A common stock in the open market or otherwise, with acquired shares thereupon converting into an equal number of shares of Class B common stock so that holders of Class B common stock could own up to 41% of the aggregate number of shares of Class A common stock and Class B common stock outstanding at such time. Shares of Class B common stock are non-registered securities that may be bought and sold among eligible holders of Class B common stock subject to certain limitations.

Since the June 2007 approval by our stockholders of our amended and restated certificate of incorporation, our board of directors has authorized programs to enable the conversion of shares of our Class B common stock into Class A common stock for sale or transfer. As of October 28, 2009, the number of shares of Class B common stock outstanding was 15.4% of the aggregate number of shares of Class A common stock and Class B common stock outstanding.

Shares of Class M common stock and, except as described below in “—Beneficial Ownership Limitations,” shares of Class A common stock are not convertible into any other class of our capital stock.

Beneficial Ownership Limitations.

Class A Common Stock and Other Voting Stock. Subject to limited exceptions, our amended and restated certificate of incorporation prohibits any person from beneficially owning (a) shares of Class A common stock representing more than 15% of the aggregate outstanding shares or voting power of Class A common stock, (b) shares of any other class or series of our stock entitled to vote generally in the election of directors (which, for the avoidance of doubt, shall not include Class M common stock) (“other voting stock”) representing more than 15% of the aggregate outstanding shares or voting power of such class or series, or (c) shares of Class A common stock and/or other voting stock representing more than 15% of the aggregate voting power of all our then outstanding shares of stock entitled to vote at an election of directors, voting as a single class. In addition, no member or former member of MasterCard International or person that is an operator, member or licensee of any competing general purpose payment card system, or any affiliate of any such person, may beneficially own any share of Class A common stock or of other voting stock, except during a transitory period no longer than 30 days following a permitted conversion of shares of Class B common stock into shares of Class A common stock. Members of MasterCard International are not permitted to vote any shares of Class A common stock beneficially owned by them.

Any attempted transfer of Class A common stock or other voting stock which, if effective, would result in violation of the ownership limits discussed above, will cause the number of shares causing the violation (rounded to the next highest whole share) to be automatically transferred to a trust for the exclusive benefit of one or more charitable beneficiaries. The automatic transfer will be deemed to be effective as of the close of business on the business day prior to the date of the transfer. Shares of Class A common stock or other voting stock held in the trust will be issued and outstanding shares.

The proposed transferee will not benefit economically from ownership of any shares of Class A common stock or other voting stock held in the trust, will have no rights to dividends or other distributions and no rights to vote or other rights attributable to the shares of Class A common stock or other voting stock held in the trust. The trustee of the trust will have all voting rights and rights to dividends or other distributions with respect to shares of Class A common stock or other voting stock held in the trust. These rights will be exercised for the exclusive benefit of the charitable beneficiary.

Any dividend or other distribution paid prior to MasterCard’s discovery that shares of Class A common stock or other voting stock have been transferred to the trust has to be paid by the recipient to the trustee upon demand. Any dividend or other distribution authorized but unpaid will be paid when due to the trustee. Any dividend or distribution paid to the trustee will be held in trust for the charitable beneficiary. Subject to applicable law, the trustee will have the authority (1) to rescind as void any vote cast by the proposed transferee prior to MasterCard’s discovery that the shares have been transferred to the trust and (2) to recast the vote in accordance with the desires of the trustee acting for the benefit of the charitable beneficiary. However, if MasterCard has already taken corporate action, then the trustee will not have the authority to rescind and recast the vote.

Within 20 days of receiving notice from MasterCard that shares of its stock have been transferred to the trust, the trustee must sell the shares to a person designated by the trustee, whose ownership of the shares will not violate the above ownership limitations. Upon the sale, the interest of the charitable beneficiary in the shares sold will terminate, and the trustee will distribute the net proceeds of the sale to the proposed transferee and to the charitable beneficiary as follows. The proposed transferee will receive the lesser of (1) the price paid by the proposed transferee for the shares or, if the proposed transferee did not give value for the shares in connection with the event causing the shares to be held in the trust (e.g., a gift, devise or other similar transaction), the Market Price (as defined in MasterCard’s certificate of incorporation) of the shares on the day of the event causing the shares to be held in the trust and (2) the price received by the trustee from the sale or other disposition of the shares. Any net sale proceeds in excess of the amount payable to the proposed transferee will be paid immediately to the charitable beneficiary. If, prior to MasterCard’s discovery that shares of its stock have been transferred to the trust, the shares are sold by the proposed transferee, then (1) the shares shall be deemed to have been sold on behalf of the trust and (2) to the extent that the proposed transferee received an amount for the shares that exceeds the amount he was entitled to receive, the excess shall be paid to the trustee upon demand.

In addition, shares of Class A common stock or other voting stock held in the trust transferred to the trustee may be redeemed by MasterCard, or its designee, at a price per share equal to the lesser of (1) the price per share in the transaction that resulted in such transfer to the trust (or, in the case of a devise, gift or other such transaction, the Market Price at the time of such devise or gift or other such transaction) and (2) the Market Price on the date MasterCard, or its designee, elects to redeem such shares. MasterCard may reduce the amount payable to the Prohibited Owner (as defined in the certificate of incorporation) by the amount of dividends and distributions which has been paid to the Prohibited Owner and are owed by the Prohibited Owner to the trustee. MasterCard may pay the amount of such reduction to the trustee for the benefit of the charitable beneficiary. MasterCard shall have the right to redeem such shares until the trustee has sold the shares held in the trust. Upon such a redemption, the interest of the charitable beneficiary in the shares shall terminate and the trustee shall distribute the net proceeds of the redemption to the Prohibited Owner. Except as described above, shares of Class A common stock are not redeemable.

Class B Common Stock. Shares of Class B common stock may be held only by either principal members of MasterCard International, which participate directly in MasterCard International’s business, or affiliate members of MasterCard International, which participate indirectly in MasterCard International’s business through a principal member (collectively, “members”), by MasterCard or by MasterCard’s directors, officers or employees. Any transfer that would result in a violation of this ownership limitation will be void. MasterCard may redeem any shares of Class B common stock held by a person prohibited from holding such shares. In addition, subject to limited exceptions, our amended and restated certificate of incorporation prohibits any person from beneficially owning more than 15% of the aggregate outstanding shares of Class B common stock otherwise than as a direct result of a decrease in the number of shares of Class B common stock outstanding. If any attempted transfer of Class B common stock would, if effective, result in a violation of the ownership limitation discussed above, then the proposed transferee will not acquire any rights with respect to such shares, including any voting rights or dividend rights. We may redeem shares of Class B common stock owned in violation of this limitation.

Notwithstanding the foregoing, if at any time when shares of Class M common stock remain outstanding the number of shares of Class B common stock outstanding is less than 41% of the aggregate number of shares of Class A common stock and Class B common stock outstanding, members of MasterCard are permitted to acquire that number of additional shares of Class A common stock that would result in the holders of Class B common stock, collectively, holding 41% of the total outstanding shares of Class A common stock and Class B common stock. Any shares of Class A common stock that are acquired by a member pursuant to this exception will automatically convert into an equal number of shares of Class B common stock upon the acquisition thereof by the member. Our amended and restated certificate of incorporation provides that our board of directors may establish binding procedures for the exercise of these acquisition rights by members, including, without limitation, procedures relating to the periodicity of such acquisitions and the allocation among the members of the permission to acquire additional shares.

Issuance and Retirement of Class M Common Stock. We have issued a share of Class M common stock to each principal member of MasterCard International. If any outstanding share of Class M common stock ceases to be held by a principal member of MasterCard International, such share shall automatically be transferred to us and then retired. In addition, all outstanding shares of Class M common stock shall automatically be transferred to us and retired and unavailable for issue or reissue, and we shall not have the authority to issue additional shares of Class M common stock, upon the earliest to occur of:

•	the approval of the retirement by the affirmative vote of at least a majority of the votes cast by the holders of Class M common stock, voting as a class; and

•	the day on which the outstanding shares of Class B common stock represent less than 15% of the total outstanding shares of Class A common stock and Class B common stock.

Other Matters. Holders of our common stock do not have preemptive or subscription rights. We will issue all shares of our capital stock in uncertificated form unless our board of directors determines that any particular series will be issued in certificated form.

Preferred Stock

Our amended and restated certificate of incorporation authorizes our board of directors to establish one or more series of preferred stock (including convertible preferred stock). Unless required by law or by any stock exchange, the authorized shares of preferred stock will be available for issuance without further action by our stockholders. Our board of directors is able to determine, with respect to any series of preferred stock, the terms and rights of that series, including:

•	the designation of the series;

•	the number of shares of the series, which our board may, except where otherwise provided in the preferred stock designation, increase or decrease, but not below the number of shares then outstanding;

•	whether dividends, if any, will be cumulative or non-cumulative and the dividend rate of the series;

•	the dates at which dividends, if any, will be payable;

•	the redemption rights and price or prices, if any, for shares of the series;

•	the terms and amounts of any sinking fund provided for the purchase or redemption of shares of the series;

•	the amounts payable on shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the affairs of our company;

•

whether the shares of the series will be convertible into shares of any other class or series, or any other security, of our company or any other corporation, and, if so, the specification of the other class or series or other security, the conversion price or prices or rate or rates, any rate adjustments, the date or dates as of which the shares will be convertible and all other terms and conditions upon which the conversion may be made;

•	restrictions on the issuance of shares of the same series or of any other class or series; and

•	the voting rights, if any, of the holders of the series.

Accordingly, we could issue a series of preferred stock that could, depending on the terms of the series, impede or discourage an acquisition attempt or other transaction that some, or a majority, of Class A common stockholders might believe to be in their best interests or in which Class A common stockholders might receive a premium for their Class A common stock over the market price of the Class A common stock.

Authorized but Unissued Capital Stock

Delaware law does not require stockholder approval for any issuance of authorized shares. However, the listing requirements of the New York Stock Exchange, which would apply so long as the Class A common stock remains listed on the New York Stock Exchange, require stockholder approval of certain issuances equal to or exceeding 20% of the then outstanding voting power or then outstanding number of shares of Class A common stock. These additional shares may be used for a variety of corporate purposes, including future public offerings, to raise additional capital or to facilitate acquisitions.

One of the effects of the existence of unissued and unreserved Class A common stock or preferred stock may be to enable our board of directors to issue shares to persons friendly to current management, which issuance could render more difficult or discourage an attempt to obtain control of our company by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of our management and possibly deprive the stockholders of opportunities to sell their shares of Class A common stock at prices higher than prevailing market prices.

Anti-Takeover Effects of Certain Provisions of our Amended and Restated Certificate of Incorporation and Bylaws

Beneficial Ownership Limitations

As described above, subject to limited exceptions, our amended and restated certificate of incorporation prohibits any person from beneficially owning more than 15% of any of the Class A common stock, the Class B common stock or any other class or series of our stock entitled to vote, or more than 15% of our total voting power. In addition, no member or former member of MasterCard International, or any operator, member or licensee of any competing general purpose payment card system, or any affiliate of any such person, may beneficially own any share of Class A common stock or any other class or series of our stock entitled to vote generally in the election of directors, except during a transitory period no longer than 30 days following a permitted conversion of shares of Class B common stock into shares of Class A common stock (which, for the avoidance of doubt shall not include Class M common stock).

These ownership limitations could delay, defer or prevent a transaction or a change in control that might involve a premium price for the holders of Class A common stock and/or Class B common stock or otherwise be in their best interest.

Classified Board

Our amended and restated certificate of incorporation provides that, our board of directors is divided into three classes of directors, with the classes to be as nearly equal in number as possible. As a result, approximately one-third of our board of directors is elected each year. The classification of directors has the effect of making it more difficult for stockholders to change the composition of our board. In addition, the holders of our Class M common stock, voting separately as a class are entitled to elect a number of our directors that is equal to the lesser of (x) three and (y)  1/4 of the total number of directors that will be in office immediately following such election (rounded down to the nearest whole number). No more than one of the directors elected by the holders of our Class M common stock is allocated to any one of the three classes of our board of directors. Our amended and restated certificate of incorporation provides that the number of directors is fixed from time to time exclusively pursuant to a resolution adopted by the board, but must consist of not less than three or more than fifteen directors.

Removal of Directors; Vacancies

Under the General Corporation Law of the State of Delaware, unless otherwise provided in our amended and restated certificate of incorporation, directors serving on a classified board may be removed by the stockholders only for cause. Our amended and restated certificate of incorporation and bylaws provide that, except for the directors elected by the holders of Class M common stock, directors may be removed only for cause, and only upon the affirmative vote of holders of at least 80% in voting power of all the shares of stock then entitled to vote at an election of directors, voting together as a single class. The directors elected by the holders of Class M common stock may be removed, without cause, by the holders of Class M common stock. In addition, our certificate of incorporation and bylaws also provide that any vacancies on our board of directors will be filled only by the affirmative vote of a majority of the remaining directors who are not Class M directors, although less than a quorum. If our board of directors consists solely of Class M directors or a vacancy relates to a Class M directorship, the affirmative vote of the entire board of directors, including Class M directors, although less than a quorum, is required to fill any vacancy. If any applicable provision of the General Corporation Law of the State of Delaware expressly confers power on stockholders to fill such a directorship (other than a Class M directorship) at a special meeting of stockholders, such a directorship may be filled at such meeting only by the affirmative vote of at least 80% of the votes cast thereon by the outstanding shares of the Company then entitled to vote at an election of directors (which, for the avoidance of doubt, shall not include shares of Class M common stock), voting together as a single class. If any applicable provision of the General Corporation Law of the State of Delaware expressly confers power on stockholders to fill such a Class M directorship at a special meeting of stockholders, such a directorship may be filled at such meeting only by the affirmative vote of at least 80% of the votes cast thereon by the outstanding shares of Class M common stock, voting separately as a class.

No Cumulative Voting

The General Corporation Law of the State of Delaware provides that stockholders are not entitled to the right to cumulate votes in the election of directors unless our amended and restated certificate of incorporation provides otherwise. Our amended and restated certificate of incorporation does not provide for cumulative voting.

No Stockholder Action by Written Consent; Calling of Special Meetings of Stockholders

Our amended and restated certificate of incorporation prohibits stockholder action by written consent by the holders of Class A common stock. It also provides that special meetings of our stockholders may be called only by or at the direction of the board of directors, our chief executive officer or the chairman of the board.

Advance Notice Requirements for Stockholder Proposals and Director Nominations

Our bylaws provide that stockholders seeking to nominate candidates for election as directors or to bring business before an annual meeting of stockholders must provide timely notice of their proposal in writing to the corporate secretary.

Generally, to be timely, a stockholder’s notice must be received at our principal executive offices not less than 90 nor more than 120 days prior to the first anniversary of the previous year’s annual meeting. Our bylaws also specify requirements as to the form and content of a stockholder’s notice.

These provisions may impede stockholders’ ability to bring matters before an annual meeting of stockholders or make nominations for directors at an annual meeting of stockholders.

Limitations on Liability and Indemnification of Officers and Directors

The General Corporation Law of the State of Delaware authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties. Our amended and restated certificate of incorporation includes a provision that eliminates the personal liability of directors and members of our European Board (a body elected by holders of our Class M common stock with their principal operations in Europe that previously managed certain aspects of our European operations) for monetary damages for any breach of fiduciary duty in such capacity, except to the extent such exemption from liability or limitation thereof is not permitted under the General Corporation Law of the State of Delaware.

Our amended and restated certificate of incorporation provides that we must indemnify our directors, any non-voting advisor to our board of directors, our officers and the members of our European Board to the fullest extent authorized by the General Corporation Law of the State of Delaware. We are also expressly authorized to carry directors’ and officers’ insurance for the benefit of our directors, officers and certain employees. We believe that these indemnification provisions and insurance are useful to attract and retain qualified directors and executive officers.

The limitation of liability and indemnification provisions in our amended and restated certificate of incorporation and bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duty. These provisions may also have the effect of reducing the likelihood of litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. In addition, your investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

There is currently no pending material litigation or proceeding involving any of our directors, officers or employees for which indemnification is sought.

Supermajority Provisions

The General Corporation Law of the State of Delaware provides generally that the affirmative vote of a majority of the outstanding shares then entitled to vote, voting together as a single class, is required to amend our amended and restated certificate of incorporation, unless the amended and restated certificate of incorporation requires a greater percentage. Our amended and restated certificate of incorporation provides that, in addition to any vote required by law or the amended and restated certificate of incorporation, the provisions in the amended and restated certificate of incorporation addressing the following matters may be amended only by a vote of 80% or more of all of the outstanding shares of our capital stock then entitled to vote (not including shares of Class M common stock):

•	the amendment, alteration or repeal by our stockholders of any provisions of the bylaws;

•	the election and term of our directors, the composition of our board of directors, the director qualifications and the European Board;

•	the removal of directors;

•	the prohibition on Class A stockholder action by written consent;

•	the ability to call a special meeting of stockholders being vested solely in our board of directors, the chairman of the board or our Chief Executive Officer; and

•	the amendment provisions requiring that the above provisions be amended only with a 80% supermajority vote.

In addition, our amended and restated certificate of incorporation grants our board of directors the authority to amend and repeal our bylaws without a stockholder vote in any manner not inconsistent with the laws of the State of Delaware or our amended and restated certificate of incorporation.

Notwithstanding the foregoing, our amended and restated certificate of incorporation also provides that our bylaws may be amended by the stockholders only by a vote of 80% or more of all of the outstanding shares then entitled to vote at an election of directors. In addition, the affirmative vote of at least 75% of our board of directors is required to amend the provision in our bylaws that requires that the appointment or election of one of our officers as chairman of the board of directors be approved by at least 75% of our board of directors.

Voting Rights of Holders of Class M Common Stock

As described above, certain provisions contained in our amended and restated certificate of incorporation require us to obtain the approval of the holders of our Class M common stock, voting separately as a class, for a variety of corporate actions. For example, the approval of the holders of our Class M common stock is required for certain amendments to or modifications of the amended and restated certificate of incorporation, including amendments or modifications that would have the effect or permitting any person to own more than 15% or more of our voting stock, or to approve the sale, lease or exchange of all or substantially all of the assets of MasterCard or the consummation of mergers or consolidations of MasterCard. Because shares of our Class M common stock do not have any economic rights, the holders of the Class M common stock may not have the same incentive to approve a corporate action that may be favorable for the holders of Class A common stock. In addition, the holders of the Class M common shares have the right to elect up to three of our directors (but no more than one-quarter of all directors). See “—Common Stock—Voting Rights.”

Stock Ownership of The MasterCard Foundation

As of October 28, 2009, The MasterCard Foundation (the “Foundation”) owned 13,496,933 shares of Class A common stock. At the time of our initial public offering, we donated 13,496,933 newly-issued shares of our Class A common stock to the Foundation. The Foundation is a private charitable foundation incorporated in Canada that is controlled by directors who are independent of the Company and its principal members. The Foundation supports programs and initiatives that help children and youth to access education, understand and utilize technology, and develop the skills necessary to succeed in a diverse and global work force. The vision of the Foundation is to make the economy work for everybody by advancing innovative programs in areas of microfinance and youth education. Under the terms of the donation, the Foundation can only resell the donated shares beginning on the fourth anniversary of the IPO to the extent necessary to meet charitable disbursement requirements dictated by Canadian tax law. Under Canadian tax law, the Foundation is generally required to disburse at least 3.5% of its assets not used in administration each year for qualified charitable disbursements. However, the Foundation obtained permission from the Canadian tax authorities to defer the giving requirements for up to ten years. The Foundation, at its discretion, may decide to meet its disbursement obligations on an annual basis or to settle previously accumulated obligations during any given year. The Foundation will be permitted to sell all of its remaining shares beginning twenty years and eleven months after the consummation of the IPO.

The ownership of Class A common stock by the Foundation, together with the restrictions on transfer, could discourage or make more difficult acquisition proposals favored by the other holders of the Class A common stock. In addition, because the Foundation is restricted from selling its shares for an extended period of time, it may not have the same interest in short or medium term movements in our stock price as, or incentive to approve a corporate action that may be favorable to, our other stockholders.

Delaware Law Anti-Takeover Statute

We are a Delaware corporation and are subject to Section 203 of the General Corporation Law of the State of Delaware. Section 203 provides that, subject to certain exceptions specified in the law, a Delaware corporation shall not engage in certain “business combinations” with any “interested stockholder” for a three-year period following the time that the stockholder became an interested stockholder unless:

•	prior to such time, our board of directors approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

•

upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, excluding certain shares; or at or subsequent to that time, the business combination is approved by our board of directors and by the affirmative vote of holders of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

Generally, a “business combination” includes a merger, asset or stock sale or other transaction resulting in a financial benefit to the interested stockholder. Subject to certain exceptions, an “interested stockholder” is a person who, together with that person’s affiliates and associates, owns, or within the previous three years did own, 15% or more of our voting stock. Our board of directors has approved The MasterCard Foundation becoming a holder of more than 15% of our Class A common stock.

Under certain circumstances, Section 203 makes it more difficult for a person who would be an “interested stockholder” to effect various business combinations with a corporation for a three year period. The provisions of Section 203 may encourage companies interested in acquiring our company to negotiate in advance with our board of directors because the stockholder approval requirement would be avoided if our board of directors approves either the business combination or the transaction that results in the stockholder becoming an interested stockholder. These provisions also may make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interests.

Transfer Agent and Registrar

The transfer agent and registrar for our Class A common stock is BNY Mellon Shareowner Services.

Listing

Our Class A common stock is listed on the New York Stock Exchange under the symbol “MA”.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

The following discussion is a summary of the material United States federal income tax consequences of the ownership of the debt securities and common and preferred stock as of the date hereof. Except where noted, this summary deals only with debt securities and common and preferred stock that are held as capital assets, and does not represent a detailed description of the United States federal income tax consequences applicable to you if you are subject to special treatment under the United States federal income tax laws, including if you are:

•	a dealer in securities or currencies;

•	a financial institution;

•	a regulated investment company;

•	a real estate investment trust;

•	a tax-exempt organization;

•	an insurance company;

•	a person holding the debt securities, common stock or preferred stock as part of a hedging, integrated, conversion or constructive sale transaction or a straddle;

•	a trader in securities that has elected the mark-to-market method of accounting for your securities;

•	a person liable for alternative minimum tax;

•	a partnership or other pass-through entity for United States federal income tax purposes;

•	a “United States Holder” (as defined below) whose “functional currency” is not the U.S. dollar;

•	a “controlled foreign corporation”;

•	a “passive foreign investment company”; or

•	a United States expatriate.

This summary is based upon provisions of the Internal Revenue Code of 1986, as amended (the “Code”), and regulations, rulings and judicial decisions as of the date hereof. Those authorities may be changed, perhaps retroactively, so as to result in United States federal income tax consequences different from those summarized below.

The discussion below assumes that all the debt securities issued pursuant to this prospectus will be classified for United States federal income tax purposes as our indebtedness and you should note that in the event of an alternative characterization, the tax consequences would differ from those discussed below. Accordingly, if we intend to treat a debt security as other than debt for United States federal income tax purposes, we will disclose the relevant tax considerations in the applicable prospectus supplement. We will summarize any special United States federal tax considerations relevant to a particular issue of the debt securities or common or preferred stock in the applicable prospectus supplement.

For purposes of this summary, a “United States Holder” means a beneficial owner of the debt securities or common or preferred stock that is for United States federal income tax purposes:

•	an individual citizen or resident of the United States;

•

a corporation (or any other entity treated as a corporation for United States federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is subject to United States federal income taxation regardless of its source; or

•

a trust if it (1) is subject to the primary supervision of a court within the United States and one or more United States persons have the authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable United States Treasury regulations to be treated as a United States person.

A “Non-United States Holder” means a beneficial owner of the debt securities or common or preferred stock who is neither a United States Holder nor a partnership for United States federal income tax purposes.

If a partnership holds the debt securities or common or preferred stock, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding the debt securities or common or preferred stock, you should consult your tax advisors.

This summary does not represent a detailed description of the United States federal income tax consequences to you in light of your particular circumstances and does not address the effects of any state, local or non-United States tax laws. If you are considering the purchase of debt securities or common or preferred stock, you should consult your own tax advisors concerning the particular United States federal income tax consequences to you, as well as the consequences to you arising under the laws of any other taxing jurisdiction.

Debt Securities

Consequences to United States Holders

The following is a summary of the material United States federal income tax consequences that will apply to you if you are a United States Holder of debt securities.

Payments of Interest

Except as set forth below, interest on a debt security will generally be taxable to you as ordinary income at the time it is paid or accrued in accordance with your method of accounting for tax purposes.

Original Issue Discount

If you own debt securities issued with original issue discount (“OID”), you will be subject to special tax accounting rules, as described in greater detail below. In that case, you should be aware that you generally must include OID in gross income in advance of the receipt of cash attributable to that income. However, you generally will not be required to include separately in income cash payments received on the debt securities, even if denominated as interest, to the extent those payments do not constitute “qualified stated interest,” as defined below. Notice will be given in the applicable prospectus supplement when we determine that a particular debt security will be issued with OID (such a debt security, an “original issue discount debt security”).

Additional rules applicable to debt securities with OID that are denominated in or determined by reference to a currency other than the U.S. dollar are described under “—Foreign Currency Debt Securities” below.

A debt security with an “issue price” that is less than its “stated redemption price at maturity” (the sum of all payments to be made on the debt security other than “qualified stated interest”) generally will be issued with OID if that difference is at least 0.25% of the stated redemption price at maturity multiplied by the number of complete years to maturity. The “issue price” of each debt security in a particular offering will be the first price at which a substantial amount of that particular offering is sold to the public. The term “qualified stated interest” means stated interest that is unconditionally payable in cash or in property, other than debt instruments of the issuer, and meets all of the following conditions:

•	it is payable at least once per year;

•	it is payable over the entire term of the debt security; and

•	it is payable at a single fixed rate or, subject to certain conditions, based on one or more interest indices.

We will give you notice in the applicable prospectus supplement when we determine that a particular debt security will bear interest that is not qualified stated interest.

If you own a debt security issued with de minimis OID, which is discount that is not OID because it is less than 0.25% of the stated redemption price at maturity multiplied by the number of complete years to maturity, you generally must include the de minimis OID in income at the time principal payments on the debt securities are made in proportion to the amount paid. Any amount of de minimis OID that you have included in income will be treated as capital gain.

Certain of the debt securities may contain provisions permitting them to be redeemed prior to their stated maturity at our option and/or at your option. Original issue discount debt securities containing those features may be subject to rules that differ from the general rules discussed herein. If you are considering the purchase of original issue discount debt securities with those features, you should carefully examine the applicable prospectus supplement and should consult your own tax advisors with respect to those features since the tax consequences to you with respect to OID will depend, in part, on the particular terms and features of the debt securities.

If you own original issue discount debt securities with a maturity upon issuance of more than one year, you generally must include OID in income in advance of the receipt of some or all of the related cash payments using the “constant yield method” described in the following paragraphs.

The amount of OID that you must include in income if you are the initial United States Holder of an original issue discount debt security is the sum of the “daily portions” of OID with respect to the debt security for each day during the taxable year or portion of the taxable year in which you held that debt security (“accrued OID”). The daily portion is determined by allocating to each day in any “accrual period” a pro rata portion of the OID allocable to that accrual period. The “accrual period” for an original issue discount debt security may be of any length and may vary in length over the term of the debt security, provided that each accrual period is no longer than one year and each scheduled payment of principal or interest occurs on the first day or the final day of an accrual period. The amount of OID allocable to any accrual period other than the final accrual period is an amount equal to the excess, if any, of:

•

the debt security’s “adjusted issue price” at the beginning of the accrual period multiplied by its yield to maturity, determined on the basis of compounding at the close of each accrual period and properly adjusted for the length of the accrual period; over

•	the aggregate of all qualified stated interest allocable to the accrual period.

OID allocable to a final accrual period is the difference between the amount payable at maturity, other than a payment of qualified stated interest, and the adjusted issue price at the beginning of the final accrual period. Special rules will apply for calculating OID for an initial short accrual period. The “adjusted issue price” of a debt security at the beginning of any accrual period is equal to its issue price increased by the accrued OID for each prior accrual period, determined without regard to the amortization of any acquisition or bond premium, as described below, and reduced by any payments previously made on the debt security other than a payment of qualified stated interest. Under these rules, you will generally have to include in income increasingly greater amounts of OID in successive accrual periods. We are required to provide information returns stating the amount of OID accrued on debt securities held by persons of record other than corporations and other exempt holders.

Debt securities that provide for a variable rate of interest (“variable rate debt securities”) are subject to special OID rules. In the case of an original issue discount debt security that is a variable rate debt security, both the “yield to maturity” and “qualified stated interest” will be determined solely for purposes of calculating the accrual of OID as though the debt security will bear interest in all periods at a fixed rate generally equal to the rate that would be applicable to interest payments on the debt security on its date of issue or, in the case of certain variable rate debt securities, the rate that reflects the yield to maturity that is reasonably expected for the debt security. Additional rules may apply if either:

•	the interest on a variable rate debt security is based on more than one interest index; or

•	the principal amount of the debt security is indexed in any manner.

The discussion above generally does not address debt securities providing for contingent payments. You should carefully examine the applicable prospectus supplement regarding the United States federal income tax consequences of the holding and disposition of any debt securities providing for contingent payments.

You may elect to treat all interest on any debt security as OID and calculate the amount includible in gross income under the constant yield method described above. For purposes of this election, interest includes stated interest, acquisition discount, OID, de minimis OID, market discount, de minimis market discount and unstated interest, as adjusted by any amortizable bond premium or acquisition premium. You should consult with your own tax advisors about this election.

Short-Term Debt Securities

In the case of debt securities having a term of one year or less (“short-term debt securities”), all payments, including all stated interest, will be included in the stated redemption price at maturity and will not be qualified stated interest. As a result, you will generally be taxed on the discount instead of stated interest. The discount will be equal to the excess of the stated redemption price at maturity over the issue price of a short-term debt security, unless you elect to compute this discount using tax basis instead of issue price. In general, individuals and certain other cash method United States Holders of short-term debt securities are not required to include accrued discount in their income currently unless they elect to do so, but may be required to include stated interest in income as the income is received. United States Holders that report income for United States federal income tax purposes on the accrual method and certain other United States Holders are required to accrue discount on short-term debt securities (as ordinary income) on a straight-line basis, unless an election is made to accrue the discount according to a constant yield method based on daily compounding. If you are not required, and do not elect, to include discount in income currently, any gain you realize on the sale, exchange or retirement of a short-term debt security will generally be ordinary income to you to the extent of the discount accrued by you through the date of sale, exchange or retirement. In addition, if you do not elect to currently include accrued discount in income you may be required to defer deductions for a portion of your interest expense with respect to any indebtedness attributable to the short-term debt securities.

Market Discount

If you purchase a debt security for an amount that is less than its stated redemption price at maturity (or, in the case of an original issue discount debt security, its adjusted issue price), the amount of the difference will be treated as “market discount” for United States federal income tax purposes, unless that difference is less than a specified de minimis amount. Under the market discount rules, you will be required to treat any principal payment on, or any gain on the sale, exchange, retirement or other disposition of, a debt security as ordinary income to the extent of the market discount that you have not previously included in income and are treated as having accrued on the debt security at the time of the payment or disposition.

In addition, you may be required to defer, until the maturity of the debt security or its earlier disposition in a taxable transaction, the deduction of all or a portion of the interest expense on any indebtedness attributable to the debt security. You may elect, on a debt security-by-debt security basis, to deduct the deferred interest expense in a tax year prior to the year of disposition. You should consult your own tax advisors before making this election.

Any market discount will be considered to accrue ratably during the period from the date of acquisition to the maturity date of the debt security, unless you elect to accrue on a constant interest method. You may elect to include market discount in income currently as it accrues, on either a ratable or constant interest method, in which case the rule described above regarding deferral of interest deductions will not apply.

Acquisition Premium, Amortizable Bond Premium

If you purchase an original issue discount debt security for an amount that is greater than its adjusted issue price but equal to or less than the sum of all amounts payable on the debt security after the purchase date other than payments of qualified stated interest, you will be considered to have purchased that debt security at an “acquisition premium.” Under the acquisition premium rules, the amount of OID that you must include in gross income with respect to the debt security for any taxable year will be reduced by the portion of the acquisition premium properly allocable to that year.

If you purchase a debt security (including an original issue discount debt security) for an amount in excess of the sum of all amounts payable on the debt security after the purchase date other than qualified stated interest, you will be considered to have purchased the debt security at a “premium” and, if it is an original issue discount debt security, you will not be required to include any OID in income. You generally may elect to amortize the premium over the remaining term of the debt security on a constant yield method as an offset to interest when includible in income under your regular accounting method. Special rules limit the amortization of premium in the case of convertible debt instruments. If you do not elect to amortize bond premium, that premium will decrease the gain or increase the loss you would otherwise recognize on disposition of the debt security.

Sale, Exchange and Retirement of Debt Securities

Your tax basis in a debt security will, in general, be your cost for that debt security, increased by OID, market discount or any discount with respect to a short-term debt security that you previously included in income, and reduced by any amortized premium and any cash payments on the debt security other than qualified stated interest. Upon the sale, exchange, retirement or other disposition of a debt security, you will recognize gain or loss equal to the difference between the amount you realize upon the sale, exchange, retirement or other disposition (less an amount equal to any accrued and unpaid qualified stated interest, which will be taxable as interest income to the extent not previously included in income) and the adjusted tax basis of the debt security. Except (i) as described above with respect to certain short-term debt securities or with respect to market discount, (ii) with respect to gain or loss attributable to changes in exchange rates as discussed below with respect to foreign currency debt securities, and (iii) with respect to contingent payment debt instruments which this summary generally does not discuss, that gain or loss will be capital gain or loss. Capital gains of individuals derived in respect of capital assets held for more than one year are eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations.

Foreign Currency Debt Securities

Payments of Interest. If you receive interest payments made in a foreign currency and you use the cash basis method of accounting, you will be required to include in income the U.S. dollar value of the amount received, determined by translating the foreign currency received at the “spot rate” for such foreign currency on the date such payment is received regardless of whether the payment is in fact converted into U.S. dollars. You will not recognize exchange gain or loss with respect to the receipt of such payment.

If you use the accrual method of accounting, you may determine the amount of income recognized with respect to such interest in accordance with either of two methods. Under the first method, you will be required to include in income for each taxable year the U.S. dollar value of the interest that has accrued during such year, determined by translating such interest at the average rate of exchange for the period or periods during which such interest accrued. Under the second method, you may elect to translate interest income at the spot rate on:

•	the last day of the accrual period;

•	the last day of the taxable year if the accrual period straddles your taxable year; or

•	the date the interest payment is received if such date is within five days of the end of the accrual period.

Upon receipt of an interest payment on such debt security (including, upon the sale of a debt security, the receipt of proceeds which include amounts attributable to accrued interest previously included in income), you will recognize ordinary gain or loss in an amount equal to the difference between the U.S. dollar value of such payment (determined by translating the foreign currency received at the spot rate for such foreign currency on the date such payment is received) and the U.S. dollar value of the interest income you previously included in income with respect to such payment.

Original Issue Discount. OID on a debt security that is denominated in or determined by reference to a foreign currency (such a debt security, a “foreign currency debt security”) will be determined for any accrual period in the applicable foreign currency and then translated into U.S. dollars, in the same manner as interest income accrued by a holder on the accrual basis, as described above. You will recognize exchange gain or loss when OID is paid (including, upon the sale of a debt security, the receipt of proceeds that include amounts attributable to OID previously included in income) to the extent of the difference between the U.S. dollar value of such payment (determined by translating the foreign currency received at the spot rate for such foreign currency on the date such payment is received) and the U.S. dollar value of the accrued OID (determined in the same manner as for accrued interest). For these purposes, all receipts on a debt security will be viewed:

•	first, as the receipt of any stated interest payments called for under the terms of the debt security;

•	second, as receipts of previously accrued OID (to the extent thereof), with payments considered made for the earliest accrual periods first; and

•	third, as the receipt of principal.

Market Discount and Bond Premium. The amount of market discount on foreign currency debt securities includible in income will generally be determined by translating the market discount determined in the foreign currency into U.S. dollars at the spot rate on the date the foreign currency debt security is retired or otherwise disposed of. If you have elected to accrue market discount currently, then the amount which accrues is determined in the foreign currency and then translated into U.S. dollars on the basis of the average exchange rate in effect during such accrual period. You will recognize exchange gain or loss with respect to market discount which is accrued currently using the approach applicable to the accrual of interest income as described above.

Bond premium on a foreign currency debt security will be computed in the applicable foreign currency. If you have elected to amortize the premium, the amortizable bond premium will reduce interest income in the applicable foreign currency. At the time bond premium is amortized, exchange gain or loss, which is generally ordinary gain or loss, will be realized based on the difference between spot rates at such time and the time of acquisition of the foreign currency debt security.

If you elect not to amortize bond premium, you must translate the bond premium computed in the foreign currency into U.S. dollars at the spot rate on the maturity date and such bond premium will constitute a capital loss which may be offset or eliminated by exchange gain.

Sale, Exchange and Retirement of Foreign Currency Debt Securities. Upon the sale, exchange, retirement or other taxable disposition of a foreign currency debt security, you will recognize gain or loss equal to the difference between the amount realized upon the sale, exchange, retirement or other disposition (less an amount equal to any accrued and unpaid qualified stated interest, which will be treated as a payment of interest for United States federal income tax purposes) and your adjusted tax basis in the foreign currency debt security. Your initial tax basis in a foreign currency debt security generally will be your U.S. dollar cost. If you purchased a foreign currency debt security with foreign currency, your cost generally will be the U.S. dollar value of the foreign currency amount paid for such foreign currency debt security determined at the time of such purchase. If your foreign currency debt security is sold, exchanged or retired for an amount denominated in foreign currency, then your amount realized generally will be based on the spot rate of the foreign currency on the date of sale, exchange or retirement. If you are a cash method taxpayer and the foreign currency debt securities are traded on an established securities market, foreign currency paid or received is translated into U.S. dollars at the spot rate on the settlement date of the purchase or sale. An accrual method taxpayer may elect the same treatment with respect to the purchase and sale of foreign currency debt securities traded on an established securities market, provided that the election is applied consistently.

Except as described above with respect to short-term debt securities or with respect to market discount, and subject to the foreign currency rules discussed below, such gain or loss will be capital gain or loss and will be long-term capital gain or loss if at the time of sale, exchange, retirement or other disposition, the foreign currency debt security has been held for more than one year. Capital gains of individuals derived with respect to capital assets held for more than one year are eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations. Gain or loss realized by you on the sale, exchange or retirement of a foreign currency debt security would generally be treated as United States source gain or loss.

A portion of your gain or loss with respect to the principal amount of a foreign currency debt security may be treated as exchange gain or loss. Exchange gain or loss will be treated as ordinary income or loss and generally will be United States source gain or loss. For these purposes, the principal amount of the foreign currency debt security is your purchase price for the foreign currency debt security calculated in the foreign currency on the date of purchase, and the amount of exchange gain or loss recognized is equal to the difference between (i) the U.S. dollar value of the principal amount determined on the date of the sale, exchange, retirement or other disposition of the foreign currency debt security and (ii) the U.S. dollar value of the principal amount determined on the date you purchased the foreign currency debt security. The amount of exchange gain or loss will be limited to the amount of overall gain or loss realized on the disposition of the foreign currency debt security.

Exchange Gain or Loss with Respect to Foreign Currency. Your tax basis in the foreign currency received as interest on a foreign currency debt security will be the U.S. dollar value thereof at the spot rate in effect on the date the foreign currency is received. Your tax basis in foreign currency received on the sale, exchange or retirement of a foreign currency debt security will be equal to the U.S. dollar value of the foreign currency, determined at the time of the sale, exchange or retirement. As discussed above, if the foreign currency debt securities are traded on an established securities market, a cash basis United States Holder (or, upon election, an accrual basis United States Holder) will determine the U.S. dollar value of the foreign currency by translating the foreign currency received at the spot rate of exchange on the settlement date of the sale, exchange or retirement. Accordingly, your basis in the foreign currency received would be equal to the spot rate of exchange on the settlement date.

Any gain or loss recognized by you on a sale, exchange or other disposition of the foreign currency will be ordinary income or loss and generally will be United States source gain or loss.

Reportable Transactions. Treasury regulations issued under the Code meant to require the reporting of certain tax shelter transactions could be interpreted to cover transactions generally not regarded as tax shelters, including certain foreign currency transactions. Under the Treasury regulations, certain transactions are required to be reported to the Internal Revenue Service (“IRS”), including, in certain circumstances, a sale, exchange, retirement or other taxable disposition of a foreign currency debt security or foreign currency received in respect of a foreign currency debt security to the extent that such sale, exchange, retirement or other taxable disposition results in a tax loss in excess of a threshold amount. If you are considering the purchase of a foreign currency debt security, you should consult with your own tax advisors to determine the tax return obligations, if any, with respect to an investment in the debt securities, including any requirement to file IRS Form 8886 (Reportable Transaction Disclosure Statement).

Consequences to Non-United States Holders

The following is a summary of the material United States federal income and estate tax consequences that will apply to you if you are a Non-United States Holder of debt securities.

United States Federal Withholding Tax

The 30% United States federal withholding tax will not apply to any payment of interest on the debt securities (including OID) under the “portfolio interest rule,” provided that:

•	interest paid on the debt securities is not effectively connected with your conduct of a trade or business in the United States;

•

you do not actually (or constructively) own 10% or more of the total combined voting power of all classes of our voting stock within the meaning of the Code and applicable United States Treasury regulations;

•	you are not a controlled foreign corporation that is related to us through stock ownership;

•	you are not a bank whose receipt of interest on the debt securities is described in Section 881(c)(3)(A) of the Code;

•	the interest is not considered contingent interest under Section 871(h)(4)(A) of the Code and the United States Treasury regulations thereunder; and

•

either (a) you provide your name and address on an IRS Form W-8BEN (or other applicable form), and certify, under penalties of perjury, that you are not a United States person as defined under the Code or (b) you hold your debt securities through certain foreign intermediaries and satisfy the certification requirements of applicable United States Treasury regulations. Special certification rules apply to Non-United States Holders that are pass-through entities rather than corporations or individuals.

If you cannot satisfy the requirements described above, payments of interest, including OID, made to you will be subject to the 30% United States federal withholding tax, unless you provide us with a properly executed:

•	IRS Form W-8BEN (or other applicable form) claiming an exemption from or reduction in withholding under the benefit of an applicable income tax treaty; or

•

IRS Form W-8ECI (or other applicable form) stating that interest paid on the debt securities is not subject to withholding tax because it is effectively connected with your conduct of a trade or business in the United States (as discussed below under “—United States Federal Income Tax”).

The 30% United States federal withholding tax generally will not apply to any payment of principal or gain that you realize on the sale, exchange, retirement or other disposition of a debt security.

United States Federal Income Tax

If you are engaged in a trade or business in the United States and interest, including OID, on the debt securities is effectively connected with the conduct of that trade or business (and, if required by an applicable income tax treaty, is attributable to a United States permanent establishment), then you will be subject to United States federal income tax on that interest on a net income basis (although you will be exempt from the 30% United States federal withholding tax, provided the certification requirements discussed above in “—United States Federal Withholding Tax” are satisfied) in the same manner as if you were a United States person as defined under the Code. In addition, if you are a foreign corporation, you may be subject to a branch profits tax equal to 30% (or lower applicable income tax treaty rate) of such interest, subject to adjustments.

Any gain realized on the disposition of a debt security generally will not be subject to United States federal income tax unless:

•

the gain is effectively connected with your conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a United States permanent establishment); or

•	you are an individual who is present in the United States for 183 days or more in the taxable year of that disposition, and certain other conditions are met.

United States Federal Estate Tax

Your estate will not be subject to United States federal estate tax on debt securities beneficially owned by you at the time of your death, provided that any payment to you on the debt securities, including OID, would be eligible for exemption from the 30% United States federal withholding tax under the “portfolio interest rule” described above under “—United States Federal Withholding Tax,” without regard to the statement requirement described in the sixth bullet point of that section.

Information Reporting and Backup Withholding

Consequences to United States Holders

In general, information reporting requirements will apply to certain payments of principal, interest (including OID) and premium paid on debt securities and to the proceeds of sale of a debt security paid to you (unless you are an exempt recipient such as a corporation). A backup withholding tax may apply to such payments if you fail to provide a taxpayer identification number or a certification of exempt status, or if you fail to report in full dividend and interest income.

Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against your United States federal income tax liability provided the required information is furnished to the IRS.

Consequences to Non-United States Holders

Generally, we must report to the IRS and to you the amount of interest (including OID) on the debt securities paid to you and the amount of tax, if any, withheld with respect to those payments. Copies of the information returns reporting such interest payments and any withholding may also be made available to the tax authorities in the country in which you reside under the provisions of an applicable income tax treaty.

In general, you will not be subject to backup withholding with respect to payments on the debt securities that we make to you provided that we do not have actual knowledge or reason to know that you are a United States person as defined under the Code, and we have received from you the statement described above in the sixth bullet point under “—Debt Securities—Consequences to Non-United States Holders—United States Federal Withholding Tax.”

In addition, no information reporting or backup withholding will be required regarding the proceeds of the sale of a debt security made within the United States or conducted through certain United States-related financial intermediaries, if the payor receives the statement described above and does not have actual knowledge or reason to know that you are a United States person as defined under the Code, or you otherwise establish an exemption.

Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against your United States federal income tax liability provided the required information is furnished to the IRS.

Common and Preferred Stock

Consequences to United States Holders

The United States federal income tax consequences of the purchase, ownership or disposition of our stock depend on a number of factors including:

•	the terms of the stock;

•	any put or call option or redemption provisions with respect to the stock;

•	any conversion or exchange feature with respect to the stock; and

•	the price at which the stock is sold.

United States Holders should carefully examine the applicable prospectus supplement regarding the material United States federal income tax consequences, if any, of the holding and disposition of our stock.

Consequences to Non-United States Holders

The following is a summary of the material United States federal income and estate tax consequences that will apply to you if you are a Non-United States Holder of common or preferred stock.

Dividends

Dividends paid to you generally will be subject to withholding of United States federal income tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. However, dividends that are effectively connected with your conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, are attributable to a United States permanent establishment) are not subject to the withholding tax, provided certain certification and disclosure requirements are satisfied. Instead, such dividends are subject to United States federal income tax on a net income basis in the same manner as if you were a United States person as defined under the Code. If you are a foreign corporation, any such effectively connected dividends received by you may be subject to an additional “branch profits tax” at a 30% rate or such lower rate as may be specified by an applicable income tax treaty.

A Non-United States Holder of our common or preferred stock who wishes to claim the benefit of an applicable treaty rate and avoid backup withholding, as discussed below, for dividends will be required (a) to complete IRS Form W-8BEN (or other applicable form) and certify under penalties of perjury that such holder is not a United States person as defined under the Code and is eligible for treaty benefits or (b) if our common stock is held through certain foreign intermediaries, to satisfy the relevant certification requirements of applicable United States Treasury regulations. Special certification and other requirements apply to certain Non-United States Holders that are pass-through entities rather than corporations or individuals.

If you are eligible for a reduced rate of United States withholding tax pursuant to an income tax treaty you may obtain a refund of any excess amounts withheld by filing an appropriate claim for refund with the IRS.

Gain on Disposition of Common Stock and Preferred Stock

Any gain realized on the disposition of our common or preferred stock generally will not be subject to United States federal income tax unless:

•

the gain is effectively connected with your conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a United States permanent establishment);

•	you are an individual who is present in the United States for 183 days or more in the taxable year of that disposition, and certain other conditions are met; or

•	we are or have been a “United States real property holding corporation” for United States federal income tax purposes.

If you are an individual Non-United States Holder described in the first bullet point immediately above, you will be subject to tax on the net gain derived from the sale under regular graduated United States federal income tax rates. If you are an individual Non-United States Holder described in the second bullet point immediately above, you will be subject to a flat 30% tax on the gain derived from the sale, which may be offset by United States source capital losses, even though you are not considered a resident of the United States. If you are a Non-United States Holder that is a foreign corporation and you are described in the first bullet point immediately above, you will be subject to tax on your net gain in the same manner as if you were a United States person as defined under the Code and, in addition, you may be subject to the branch profits tax equal to 30% of your effectively connected earnings and profits or at such lower rate as may be specified by an applicable income tax treaty.

We believe we are not and do not anticipate becoming a “United States real property holding corporation” for United States federal income tax purposes.

Federal Estate Tax

If you are an individual, common or preferred stock held by you at the time of your death will be included in you gross estate for United States federal estate tax purposes, unless an applicable estate tax treaty provides otherwise.

Information Reporting and Backup Withholding

We must report annually to the IRS and you the amount of dividends paid to you and the tax withheld with respect to such dividends, regardless of whether withholding was required. Copies of the information returns reporting such dividends and withholding may also be made available to the tax authorities in the country in which you reside under the provisions of an applicable income tax treaty.

You will be subject to backup withholding for dividends paid to you unless you certify under penalties of perjury that you are a Non-United States Holder (and we do not have actual knowledge or reason to know that you are a United States person as defined under the Code), or you otherwise establish an exemption.

Information reporting and, depending on the circumstances, backup withholding will apply to the proceeds of a sale of our common or preferred stock within the United States or conducted through certain United States-related financial intermediaries, unless you certify under penalties of perjury that you are a Non-United States Holder (and the payor does not have actual knowledge or reason to know that you are a United States person as defined under the Code), or you otherwise establish an exemption.

Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against your United States federal income tax liability provided the required information is furnished to the IRS.

CERTAIN ERISA MATTERS

Unless otherwise indicated in the applicable prospectus supplement, the offered securities may, subject to certain legal restrictions, be held by (i) an “employee benefit plan” (as defined in Section 3(3) of the Employee Retirement Security Act of 1974, as amended (“ERISA”)) that is subject to Title I of ERISA, (ii) a “plan” as defined in, and subject to, Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”) and (iii) a “benefit plan investor” within the meaning of Section 3(42) of ERISA. A fiduciary of any such employee benefit plan, plan, or benefit plan investor must determine that the purchase, holding and disposition of an interest in such offered security is consistent with its fiduciary duties and will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code.

PLAN OF DISTRIBUTION

We may sell the securities described in this prospectus from time to time in one or more transactions:

•	on the New York Stock Exchange (including through at-the-market offerings);

•	in the over-the-counter market;

•	in privately negotiated transactions;

•	to purchasers directly;

•	to underwriters for public offering and sale by them;

•	in a block trade in which a broker/dealer will attempt to sell a block of securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	through agents;

•	through dealers; or

•	through a combination of any of the foregoing methods of sale.

We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act, with respect to any resale of the securities. To the extent required, a prospectus supplement will describe the terms of any sale of securities we are offering hereunder. Direct sales may be arranged by a securities broker-dealer or other financial intermediary.

To the extent required, the applicable prospectus supplement will name any underwriter involved in a sale of securities. Underwriters may offer and sell securities at a fixed price or prices, which may be changed, or from time to time at market prices prevailing at the time of sale, at prices related to market prices, or at negotiated prices. Underwriters may be deemed to have received compensation from us from sales of securities in the form of underwriting discounts or commissions and may also receive commissions from purchasers of securities for whom they may act as agent. Underwriters may be involved in any at-the-market offering of securities by or on our behalf.

Underwriters may sell securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions (which may be changed from time to time) from the purchasers for whom they may act as agent.

Unless otherwise specified in the applicable prospectus supplement, the obligations of any underwriters to purchase securities will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all the securities if any are purchased.

To the extent required, the applicable prospectus supplement will set forth whether or not underwriters may over-allot or effect transactions that stabilize, maintain or otherwise affect the market price of the securities at levels above those that might otherwise prevail in the open market, including, for example, by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids.

To the extent required, we will name any agent involved in a sale of securities, as well as any commissions payable by us to such agent, in the applicable prospectus supplement. Unless otherwise specified in the applicable prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

If we utilize a dealer in the sale of the securities being offered pursuant to this prospectus, we will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

Underwriters, dealers and agents participating in a sale of the securities may be deemed to be underwriters as defined in the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions, under the Securities Act. We may have agreements with underwriters, dealers and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act, and to reimburse them for certain expenses.

Underwriters or agents and their affiliates may be customers of, engage in transactions with or perform services for us or our affiliates in the ordinary course of business.

Some or all of the securities may be new issues of securities with no established trading market. Any underwriters that purchase the securities for public offering and sale may make a market in such securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We make no assurance as to the liquidity of or the trading markets for any securities.

VALIDITY OF THE SECURITIES

The validity of the securities will be passed upon for us by Simpson Thacher & Bartlett LLP, New York, New York.

EXPERTS

The consolidated financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2008) have been so incorporated by reference in this prospectus in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PART II

Information Not Required in Prospectus

Item 14.	Other Expenses of Issuance and Distribution

The following is a statement of the expenses (all of which are estimated) to be incurred by the Registrant in connection with a distribution of securities registered under this registration statement:

Amount to be paid
SEC registration fee	$		*
Legal fees and expenses		*	*
Accounting fees and expenses		*	*
Printing fees		*	*
Rating agency fees		*	*
Trustee’s fees and expenses		*	*
Miscellaneous		*	*
Total	$		*

*	The Registrant is registering an indeterminate amount of securities under this Registration Statement and in accordance with Rules 456(b) and 457(r), the Registrant is deferring payment of all of the registration fee.
**	The applicable prospectus supplement will set forth the estimated aggregate amount of expenses payable in respect of any offering of securities.

Item 15.	Indemnification of Directors and Officers

Section 145 of the General Corporation Law of the State of Delaware (the “DGCL”) grants each corporation organized thereunder the power to indemnify any person who is or was a director, officer, employee or agent of a corporation or enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of being or having been in any such capacity, if he acted in good faith in a manner reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action, or proceeding, had no reasonable cause to believe his conduct was unlawful, except that with respect to an action brought by or in the right of the corporation such indemnification is limited to expenses (including attorneys fees). Our amended and restated certificate of incorporation provides that we must indemnify our directors and officers and members of our European Board to the fullest extent permitted by Delaware law. We have also entered into indemnification agreements with certain of our directors that provide for us to indemnify them to the fullest extent permitted by Delaware law.

Section 102(b)(7) of the DGCL enables a corporation, in its certificate of incorporation or an amendment thereto, to eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for violations of the directors’ fiduciary duty, except (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions) or (iv) for any transaction from which a director derived an improper personal benefit. Our amended and restated certificate of incorporation provides for such limitations on liability for our directors and members of the European Board.

We currently maintain liability insurance for our directors and officers.

Reference is made to the forms of underwriting agreement to be filed as Exhibits 1.1, 1.2 and 1.3 hereto for provisions providing that the underwriters are obligated under certain circumstances, to indemnify our directors, officers and controlling persons against certain liabilities under the Securities Act of 1933, as amended.

Item 16.	Exhibits

Exhibit No.	Description

1.1**	Form of Underwriting Agreement for debt securities.

1.2**	Form of Underwriting Agreement for preferred stock.

1.3**	Form of Underwriting Agreement for Class A common stock.

4.1*	Form of Indenture.

4.2**	Form of First Supplemental Indenture.

4.3**	Form of Debt Security (to be included in the Form of First Supplemental Indenture to be filed as Exhibit 4.2).

4.4**	Form of Specimen Certificate of Preferred Stock and Form of Certificate of Designations for Preferred Stock.

5.1*	Opinion of Simpson Thacher & Bartlett LLP, as to the legality of the securities being registered.

12.1*	Computation of Ratio of Earnings to Fixed Charges and Earnings to Combined Fixed Charges and Preferred Stock Dividends.

15.1*	Awareness Letter of PricewaterhouseCoopers LLP.

23.1*	Consent of Simpson Thacher & Bartlett LLP (included in the opinion filed as Exhibit 5.1).

23.2*	Consent of PricewaterhouseCoopers LLP.

24.1*	Powers of Attorney (included on signature page).

25.1*	Statement of Eligibility under the Trust Indenture Act of 1939 on Form T-1 of the Trustee under the Indenture.

*	Filed herewith.
**	To be filed by amendment or as an exhibit to a document to be incorporated by reference herein in connection with an offering of securities.

Item 17.	Undertakings

The undersigned Registrant hereby undertakes:

(a)(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the Calculation of Registration Fee table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) The undersigned Registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939 (the “Trust Indenture Act”) in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Purchase, State of New York, on the 4th day of November, 2009.

MasterCard Incorporated

By:	/S/ ROBERT W. SELANDER
Name:	Robert W. Selander
Title:	Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert W. Selander, Martina Hund-Mejean and Noah J. Hanft, and each of them, his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and any registration statement relating to the offering covered by this Registration Statement and filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on the 4th day of November, 2009.

Signature	Title

/S/ ROBERT W. SELANDER Robert W. Selander	Chief Executive Officer; Director (Principal Executive Officer)

/S/ MARTINA HUND-MEJEAN Martina Hund-Mejean	Chief Financial Officer (Principal Financial Officer)

/S/ MELISSA J. BALLENGER Melissa J. Ballenger	Corporate Controller (Principal Accounting Officer)

/S/ SILVIO BARZI Silvio Barzi	Director

/S/ DAVID R. CARLUCCI David R. Carlucci	Director

/S/ STEVEN FREIBERG Steven Freiberg	Director

/S/ BERNARD S.Y. FUNG Bernard S.Y. Fung	Director

Signature	Title

/S/ RICHARD HAYTHORNTHWAITE Richard Haythornthwaite	Chairman of the Board; Director

/S/ NANCY J. KARCH Nancy J. Karch	Director

/S/ JOSÉ OCTAVIO REYES LAGUNES José Octavio Reyes Lagunes	Director

/S/ MARC OLIVIÉ Marc Olivié	Director

/S/ MARK SCHWARTZ Mark Schwartz	Director

/S/ EDWARD SUNING TIAN Edward Suning Tian	Director

/S/ JACKSON TAI Jackson Tai	Director

EXHIBIT INDEX

Exhibit No.	Description

1.1**	Form of Underwriting Agreement for debt securities.

1.2**	Form of Underwriting Agreement for preferred stock.

1.3**	Form of Underwriting Agreement for Class A common stock.

4.1*	Form of Indenture.

4.2**	Form of First Supplemental Indenture.

4.3**	Form of Debt Security (to be included in the Form of First Supplemental Indenture to be filed as Exhibit 4.2).

4.4**	Form of Specimen Certificate of Preferred Stock and Form of Certificate of Designations for Preferred Stock.

5.1*	Opinion of Simpson Thacher & Bartlett LLP, as to the legality of the securities being registered.

12.1*	Computation of Ratio of Earnings to Fixed Charges and Earnings to Combined Fixed Charges and Preferred Stock Dividends.

15.1*	Awareness Letter of PricewaterhouseCoopers LLP.

23.1*	Consent of Simpson Thacher & Bartlett LLP (included in the opinion filed as Exhibit 5.1).

23.2*	Consent of PricewaterhouseCoopers LLP.

24.1*	Powers of Attorney (included on signature page).

25.1*	Statement of Eligibility under the Trust Indenture Act of 1939 on Form T-1 of the Trustee under the Indenture.

*	Filed herewith.
**	To be filed by amendment or as an exhibit to a document to be incorporated by reference herein in connection with an offering of securities.